UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
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About PRA Group, Inc.

Headquartered in Norfolk, Virginia and incorporated in Delaware, we are a global financial services company with operations in the Americas, Europe and Australia. Our primary business is the purchase, collection and management of portfolios of nonperforming loans. The accounts we purchase are primarily the unpaid obligations of individuals owed to credit originators. We purchase nonperforming loans at a discount to face value for both our Core and Insolvency portfolios. Our Core operation specializes in purchasing and collecting nonperforming loans, which are sold by credit originators when they choose not to pursue, or have been unsuccessful in, collecting the full balance owed. Our Insolvency operation consists primarily of purchasing and collecting on nonperforming loans where the customer is involved in a bankruptcy or similar proceeding. We also purchase and provide fee-based services on class action claims recoveries in the United States (“U.S.”). For more information about our business, please refer to our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2025. The information contained on, or that can be accessed through, our website, including any document referenced in this Proxy Statement, is not, and shall not be deemed to be, a part of this Proxy Statement.

Notice of Annual Meeting of Stockholders

DATE:	Tuesday, June 17, 2025
TIME:	2:00 p.m. Eastern Time
LOCATION:	Virtual Meeting
RECORD DATE:	April 21, 2025

The PRA Group, Inc. (the “Company”) 2025 Annual Meeting of Stockholders (the “Annual Meeting”) will be held virtually on Tuesday, June 17, 2025, beginning at 2:00 p.m. Eastern Time. Instructions on how to access and participate in the Annual Meeting are provided under “Instructions for Attending and Participating in the Virtual Annual Meeting” on page 2 of the enclosed Proxy Statement. Only stockholders of record as of the close of business on April 21, 2025 are entitled to receive notice of, and to vote during the Annual Meeting.

At the Annual Meeting, stockholders will be asked to vote on the following items:

•	Election of the 9 director nominees named in the accompanying Proxy Statement for a one-year term;

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025;

•	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (“Say-on-Pay”); and

•	Any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

We are providing access to our proxy materials by internet in accordance with the SEC’s “notice and access” rules. These rules permit us to provide access to our proxy materials, including the Notice of Annual Meeting, Proxy Statement and our 2024 Annual Report to Stockholders, by notifying you of their availability on the internet instead of mailing printed copies. Accordingly, on or about April 30, 2025, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials will provide instructions on how to access and review our proxy materials on the internet and request printed copies. Stockholders will not receive printed copies of our proxy materials unless they request such copies. If requested, printed copies will be available free of charge. We believe that providing our proxy materials through the internet increases the ability of our stockholders to access the information they need while simultaneously reducing the cost to the Company of the Annual Meeting.

Every vote is important and valued by the Company. Therefore, we encourage you to vote your shares through the internet, by phone or, if you requested and received a printed copy of the proxy card, by mail, using the instructions provided below even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

LaTisha Owens Tarrant
Corporate Secretary April 30, 2025

YOU CAN VOTE IN ONE OF FOUR WAYS

Visit https://web.viewproxy.com/PRAGroup/2025 to vote VIA THE INTERNET	If you received printed proxy materials, sign, date and return your proxy card in the envelope provided to vote BY MAIL

Call (866) 804-9616 to vote BY TELEPHONE	Attend the Annual Meeting virtually and vote VIA WEBLINK.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 17, 2025: The Company’s Proxy Statement and 2024 Annual Report to Stockholders are available at
https://web.viewproxy.com/PRAGroup/2025.

PRA Group, Inc.

2025 Proxy Statement

2025 Proxy Statement | PRA Group

Proxy Statement Summary

This summary highlights certain information contained elsewhere in the Proxy Statement but does not contain all information that you should consider prior to casting your vote. Therefore, you should read the entire Proxy Statement carefully before voting.

2025 Annual Meeting Information

Date and Time	Place	Record Date
Tuesday, June 17, 2025	Virtual Meeting	Monday, April 21, 2025
2:00 p.m. EST

Voting Matters and Board Vote Recommendations

	Agenda Item	Voting Recommendation	Page Reference

Proposal 1:	Elect the 9 director nominees named in this Proxy Statement for a one-year term	FOR	10

Proposal 2:	Ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2025	FOR	16

Proposal 3:	Advisory vote to approve the compensation of our named executive officers (“NEO”) (“Say-on-Pay”)	FOR	20

Corporate Governance Highlights

Independent Oversight

•  Our Board of Directors (“Board”) is comprised primarily of independent directors (9 of 11).

•  Our Board Committees are comprised solely of independent directors.

•  We have a Lead Independent Director who, among other responsibilities, presides over executive sessions of our independent directors, which occur at each in-person or virtual Board meeting.

•  The roles of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) are separate.

•  Our Compensation Committee engages an independent compensation consultant to advise and support the Compensation Committee’s work.

Board Refreshment	• Our Board and all Board Committees conduct annual performance evaluations. • Our directors cannot stand for re-election after they reach the age of 75.

Stockholder Rights and Alignment

•  Our stockholders have the right to call special meetings.

•  Our directors are elected annually.

•  Our directors must be elected by a majority of the votes cast in uncontested elections.

•  We have stock ownership guidelines that apply to our directors and executive officers in order to align their interests with the interests of our stockholders.

•  All incentive compensation for our executive officers is subject to recoupment (or clawback) by the Company in the event of an accounting restatement, to comply with applicable law or if the executive officer violates restrictive covenants included in the executive officer’s equity award or employment agreement.

Hedging/Pledging	• Our directors, executive officers and employees are prohibited from engaging in short sales and hedging transactions involving the Company’s equity securities and may not pledge our common stock.

2025 Proxy Statement | PRA Group i

Director Dashboard

We are led by directors whose qualifications, experience and backgrounds support the effective oversight of our business and affairs, further our strategic goals and provide valued guidance to management. The charts below reflect key data about our Board as of April 21, 2025.

Board Average Tenure

2
5
2
7.6
Average Tenure
2

- < 4 years (5 directors)
- 5-9 years (2 directors)
- 10-14 years (2 directors)
- >20 years (2 directors)

ii PRA Group | 2025 Proxy Statement

2024 Company Highlights

(1)	Comparisons of the Company’s financial performance, as of and for the year ended December 31, 2024, are compared against performance as of and for the year ended December 31, 2023.
(2)	ERC refers to the sum of all future projected cash collections on our nonperforming loan portfolios.

Portfolio Purchases ($ in millions)*

Cash Collections ($ in millions)*

Estimated Remaining Collections ($ in billions)*

(*)	Numbers presented in the bar graphs may not add due to rounding.

2025 Proxy Statement | PRA Group iii

Investor Outreach and Engagement

We interact with our investors in a variety of ways. Our Investor Relations team meets regularly with stockholders, prospective stockholders, investment analysts and various creditors. These meetings often include participation by our CEO, Chief Financial Officer (“CFO”), and other business leaders, and focus on topics such as how we execute our strategy to deliver growth, profitability and stockholder value. In addition to these meetings, our management also routinely engages with our stockholders and other stakeholders. We value input from our stockholders and communicate regularly with them to better understand their perspectives, address any questions or concerns, and help increase their understanding of our business. Throughout 2024, we contacted many of our stockholders, including several of our top 50 stockholders, conducted more than 60 unique meetings and engaged with holders of 60% of our shares outstanding. These discussions generally focused on the Company’s business strategy, market positioning, financial performance and other relevant governance and non-governance matters. We also communicate with our stockholders through other channels, including our SEC filings, news releases, investor conferences, non-deal roadshows, annual report, annual meeting, annual proxy statement, ESG report and investor relations website. In addition, we hold quarterly conference calls, which are open to the public, to discuss our financial results.

2024 STOCKHOLDER MEETINGS 60+	PERCENT OF SHARES ENGAGED IN 2024 60%	2024 INVESTOR CONFERENCES 6

iv PRA Group | 2025 Proxy Statement

120 CORPORATE BOULEVARD

NORFOLK, VIRGINIA 23502

Proxy Statement

Annual Meeting of Stockholders

June 17, 2025

Purpose

This Proxy Statement is being made available to stockholders on or about April 30, 2025 in connection with a solicitation by the Board of PRA Group, Inc. (the “Company,” “we,” “us” or “our”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements. The Annual Meeting will be held virtually on Tuesday, June 17, 2025, at 2:00 p.m. Eastern Time for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Record Date

At the close of business on April 21, 2025, which is the record date for the Annual Meeting (the “Record Date”), there were 39,658,699 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Quorum

In order for business to be conducted at the Annual Meeting, a majority of the issued and outstanding shares of our common stock entitled to vote, represented in person or by proxy, must be present. Abstentions and broker shares that include “broker non-votes” that are present and entitled to vote are counted as present for purposes of determining a quorum. See “Broker Non-Votes” on page 49 of this Proxy Statement for an explanation of what constitutes a broker non-vote.

Vote Required

Each stockholder will have one vote for each share of our common stock held as of the Record Date. Shares of our common stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy.

If you provide specific voting instructions, your shares will be voted as you instruct. If you vote through the internet or by phone and vote as recommended by our Board or if you sign and return your proxy card, but do not provide instructions, your shares will be voted as follows:

•	FOR the election of the 9 nominees for directors named in this Proxy Statement for a one-year term (“Proposal 1”);

•	FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2025 (“Proposal 2”); and

•	FOR the approval, on a non-binding advisory basis, of the compensation of our NEOs (“Proposal 3”).

With respect to Proposal 1, each director nominee will be elected if the director nominee receives a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect on Proposal 1. Proposal 2 and Proposal 3 will be approved if a majority of the shares present in person or represented by proxy and entitled to vote on the matter, vote in favor of the applicable proposal. Abstentions will have the effect of a vote “AGAINST” Proposal 2 and Proposal 3. However, broker non-votes will have no effect on these proposals.

2025 Proxy Statement | PRA Group 1

Instructions for Attending and Participating in the Virtual Annual Meeting

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. However, stockholders will have the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting.

The Annual Meeting will begin at 2:00 p.m. Eastern Time on Tuesday, June 17, 2025. In order to attend and participate in the Annual Meeting, including voting your shares and submitting questions, you must register https://web.viewproxy.com/PRAGroup/2025 by 11:59 p.m. Eastern Time on June 16, 2025. If you are a record holder, you must register using the virtual control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card (if you requested and received a printed copy of the proxy materials). If you hold your shares beneficially through a bank, broker or other nominee, and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares, then you may access, participate in and vote at the Annual Meeting with the control number indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, you must provide a legal proxy from your bank, broker or other nominee during registration and you will be assigned a virtual control number in order to vote your shares and submit questions during and before the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares or submit questions) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/PRAGroup/2025.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation. We encourage you to check in by 1:45 p.m. Eastern Time on June 17, 2025, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting live webcast during the meeting, please email VirtualMeeting@viewproxy.com or call (866) 612-8937.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance via the internet, by telephone or by mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

2 PRA Group | 2025 Proxy Statement

Corporate Governance

The primary responsibility of our Board is to exercise its business judgment while acting in the best interests of the Company and our stockholders. Our Board is responsible for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the daily operations of the Company. Our Board must fulfill its responsibilities consistent with its fiduciary duties to the Company and our stockholders and in compliance with applicable laws and regulations. To assist our Board with fulfilling its duties, our Board has implemented a leadership structure that supports its oversight responsibilities, created standing committees to formally handle duties that our Board deems significant and adopted policies and procedures that reflect our Board’s commitment to good corporate governance, including Corporate Governance Guidelines, a Code of Conduct and a Related Party Transaction Policy.

Board Leadership Structure

Our Board believes that the decision of whether to have the same individual occupy the offices of Chairman and CEO should be made by our Board, from time to time, in its business judgment after considering relevant factors, including the specific needs of the Company and what is in the best interests of the Company and our stockholders. Currently, the roles of Chairman and CEO are separate, which our Board believes is appropriate and in the best interests of the Company and our stockholders. The separate roles allow the CEO to focus on managing the daily operations of the Company, while the Chairman oversees our Board’s significant functions. Mr. Fredrickson, our current Executive Chairman, has leveraged his extensive experience in the financial sector and past daily operational management experience to effectively and efficiently guide our Board by focusing its attention on issues of greatest importance to the Company and our stockholders.

Our Corporate Governance Guidelines provide that a Lead Independent Director will be selected by the independent directors whenever the individual selected to serve as Chairman is also the CEO or otherwise not independent. Given his expanded Board leadership responsibilities with respect to Board refreshment, new director onboarding, investor engagement, strategic planning and facilitating the transition of the Company’s next President and CEO after Mr. Atal’s retirement, the Board appointed Mr. Fredrickson Executive Chairman effective April 1, 2025. As Executive Chairman, Mr. Fredrickson no longer qualifies as independent under Nasdaq listing standards or SEC rules and regulations. Lance L. Weaver serves as the Lead Independent Director and has the following duties and responsibilities:

•	preside at all meetings of the independent directors;

•	consult with the Chairman and CEO concerning the agenda for Board meetings and approve the agenda for Board meetings;

•	be available to advise Committee chairs in fulfilling their designated roles and responsibilities with our Board;

•	be available for consultation and direct communication with stockholders where appropriate, upon reasonable request; and

•	lead the annual evaluation of the Chairman and CEO.

Building Our Board

Our Board recognizes that the duties and responsibilities of a director require highly skilled individuals with diverse qualities, backgrounds, attributes and professional experience. Our Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of our Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee reviews potential candidates for director vacancies and recommends nominees to our Board for approval. In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee relies on suggestions and recommendations from directors, stockholders, management and others, including executive search and board advisory firms when deemed appropriate. Since the 2024 Annual Meeting, the Board engaged a third-party search firm to conduct a director search. Mr. Butler was recommended to the Nominating and Corporate Governance Committee as part of this director search process. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and other nominees.

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors may submit a written notice to our Corporate Secretary following the procedures set forth in our Amended and Restated By-Laws (“By-Laws”), as described under “Stockholder Proposals” on page 49 of this Proxy Statement.

2025 Proxy Statement | PRA Group 3

Corporate Governance

Our Board and Nominating and Corporate Governance Committee have determined that there are general requirements for service on our Board that all directors must possess, including the following:

•	high integrity and ethical standards;

•	commitment to representing the long-term interests of stockholders;

•	a proven record of success in the individual’s field;

•	an understanding of, and respect for, good corporate governance practices;

•	a high degree of financial literacy;

•	experience leading complex organizations;

•	the ability to devote the time necessary to properly discharge the duties associated with serving as a director, including attending and participating in Board and Committee meetings; and

•	intangible qualities such as the willingness to ask difficult questions while continuing to work collegially with other directors and management.

Director Qualifications

In addition to the characteristics each director must possess, our Board and the Nominating and Corporate Governance Committee have identified the following qualifications, experience, knowledge, skills and abilities that are important to be represented on our Board as a whole, in light of the Company’s current needs and business priorities:

Desired Skills and Experience	Our Board as a Whole Should:

Financial Industry	have knowledge of the complex financial and highly regulated environment in which our business operates in order to evaluate our operating and strategic performance.

Government and Regulatory	have experience in compliance with international, federal and state laws, regulations and agencies because our business is heavily regulated and directly affected by governmental and regulatory actions.

Information Technology, Data Governance and Cybersecurity	have experience with information technology because our business relies on data and information technology and we face threats of business or technology disruptions and/or cybersecurity incidents.

International/Global	have a global perspective and international experience useful in evaluating our operating and strategic performance and growth because our business and strategy are global.

Public Company	have a comprehensive understanding of the complex financial and legal issues facing U.S. public companies because we are a publicly-traded company regulated by the SEC and listed on the Nasdaq Global Select Market (“Nasdaq”).

Risk Oversight	have a comprehensive understanding of the risks facing our business and industry and the policies and procedures that are appropriate for effective risk oversight and mitigation.

Strategic Planning	have experience setting a long-term corporate vision, assessing geographies in which to operate, and evaluating competitive positioning and a comprehensive understanding of transformation planning processes to support the development of, and modifications to, our strategic plan.

Board Committees

The standing Committees of our Board are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee. Each standing Committee operates pursuant to a written charter, which is available on the Investor Relations page of our website at www.pragroup.com. All members of the standing Committees are independent as defined by Nasdaq listing standards and SEC rules. In addition, each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each member of the Audit Committee is an “audit committee financial expert” as defined by the Exchange Act. Each standing Committee has the ability to retain, at the Company’s expense, special legal, accounting or other consultants or advisors it deems necessary in the performance of its duties. Additional information concerning the standing Committees as of April 21, 2025 is included in the following chart.

4 PRA Group | 2025 Proxy Statement

Corporate Governance

Audit Committee	8 meetings held in 2024

Members: Marjorie M. Connelly (Chair) Dame Jayne-Anne Gadhia Brett L. Paschke Scott M. Tabakin

Primary Roles and Responsibilities:

●  monitors and reviews the integrity of the Company’s financial reports and monitors and provides oversight of the Company’s systems of internal controls regarding accounting and financial reporting;

●  engages and monitors the independence and performance of the Company’s independent registered public accounting firm;

●  monitors the independence and performance of the Company’s internal auditors; and

●  provides an avenue of communication between the Company’s independent registered public accounting firm, management, the internal audit department and our Board.

Compensation Committee	6 meetings held in 2024

Members: Brett L. Paschke (Chair) Glenn P. Marino Geir L. Olsen Lance L. Weaver

Primary Roles and Responsibilities:

●  develops and oversees the implementation of the Company’s compensation philosophy with respect to its directors, CEO, other NEOs and other executive officers;

●  determines compensation for the Company’s executive officers;

●  oversees the design of the Company’s compensation program, consistent with the Company’s compensation philosophy, internal equity considerations and market practice;

●  considers compliance with applicable laws and regulations that have an impact on the Company’s business when making compensation decisions to encourage the highest standards of integrity and ethical conduct; and

●  reviews the Company’s compensation programs and policies for features that may encourage excessive risk taking and determine the extent to which there may be a connection between compensation and risk.

Nominating and Corporate Governance Committee	6 meetings held in 2024

Members: Lance L. Weaver (Chair) Dame Jayne-Anne Gadhia Geir L. Olsen Peggy P. Turner

Primary Roles and Responsibilities:

●  develops and recommends to our Board a set of effective corporate governance policies and procedures applicable to the Company;

●  identifies individuals qualified to become Board members and recommends that our Board select a group of director nominees for each annual meeting of stockholders;

●  oversees annual evaluation of our Board and Committees;

●  reviews periodically the Company’s Related Party Transaction Policy, makes recommendations to our Board concerning changes and approves transactions;

●  considers candidates recommended by stockholders in accordance with our By-Laws and Certificate of Incorporation using the same criteria in evaluating candidates nominated by a stockholder as it does for candidates recommended by our Board or management; and

●  oversees significant ESG matters.

Risk Committee	6 meetings held in 2024

Members: Scott M. Tabakin (Chair) Adrian M. Butler Marjorie M. Connelly Glenn P. Marino Peggy P. Turner

Primary Roles and Responsibilities:

●  oversees the Company’s enterprise risk management program, including its governance structure, risk management framework and policies and procedures;

●  reviews and approves our business continuity management program;

●  receives reports and presentations from management on significant risks facing the Company and the results of any risk management reviews and assessments, including the following risks: operations, compliance, underwriting, strategy, legal, reputation, information security, cybersecurity, technology and data management, and vendor management; and

●  reviews material reports or inquiries from government or regulatory agencies related to any significant enterprise risks.

2025 Proxy Statement | PRA Group 5

Corporate Governance

Board’s Role in Risk Oversight

Our Board recognizes that the Company faces a broad range of risks, including financial, regulatory, operational, political, reputational, governance, legal and cybersecurity, that may affect its ability to execute corporate strategies and fulfill business objectives. Our Board has delegated to its Risk Committee the responsibility for overseeing the Company’s risk profile and management’s processes for assessing and managing risk, while management is responsible for daily risk management. Our Chief Risk and Compliance Officer attends all meetings of the Risk Committee and meets in executive session with the Risk Committee at each of its meetings.

Our Board has also assigned to its remaining Committees the responsibility for reviewing, evaluating and making recommendations concerning important risk categories that fall within their scope of responsibility, including the following:

•

The Audit Committee receives quarterly updates from our CFO; our Chief Audit Executive, who oversees the Company’s internal audit department; other members of management; and the independent registered public accounting firm on financial risks, compliance with reporting requirements and internal controls regarding accounting and financial reporting, results of internal audit activities and reports related to complaints and allegations of fraud or illegal acts regarding accounting, internal accounting controls or auditing matters and any submissions by employees, including those submitted confidentially and/or anonymously, regarding questionable accounting or auditing matters.

•

The Compensation Committee designs the Company’s compensation programs and incentives in a manner that does not encourage employees, including our NEOs, to take unnecessary or excessive risks. The Compensation Committee, with assistance from Pearl Meyer & Partners, LLP (“Pearl Meyer”), the Compensation Committee’s current independent compensation consultant, has reviewed the Company’s compensation policies and practices for all employees, including our NEOs, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company.

Management’s role in assisting our Board with its risk oversight responsibility is critical. In order to support our Board’s risk oversight role, the Company has a Risk Assessment and Action Committee (“RAAC”), which reviews, evaluates and reports on the processes used to identify, assess and manage risk throughout the Company. The RAAC is comprised of the Company’s executive officers and is chaired by our Chief Risk and Compliance Officer, who reports to the Risk Committee at each of its meetings.

Members of senior management routinely attend Board meetings and report on their activities, including significant risks. These reports include risk considerations and discussions concerning actions and strategies for monitoring, managing and mitigating any significant risks identified. In addition, the Company’s Compliance Department, which reports to our Chief Risk and Compliance Officer, documents known compliance risks, assesses the sufficiency of risk identification and recommends risk management and mitigation strategies.

Board’s Role in Management Succession Planning

Our Board oversees management succession with a critical focus on succession for the CEO given the importance of the role and its direct reporting to our Board. To support our Board in its oversight role, it has delegated primary responsibility for management succession, including non-emergency CEO succession planning, to the Nominating and Corporate Governance Committee. As outlined in our Corporate Governance Guidelines, our Board maintains and approves a succession plan that includes a plan for emergencies and the death, disability, termination, retirement or resignation of our CEO. Our emergency CEO succession plan designates an individual to serve as CEO, establishes the processes to be followed and includes an internal and external communication plan whenever the CEO is unable to perform the CEO’s duties.

Our Board believes that management succession and related developments are ongoing processes. At least annually, the Nominating and Corporate Governance Committee meets with our CEO to discuss succession planning for all executive officers and, at the CEO’s discretion, meets with any of the CEO’s direct reports (collectively, “senior management”). Annually, our CEO identifies for the Board senior leaders who can succeed our CEO in the short-term (1-2 years) and longer term (3+ years). The Lead Independent Director, in his capacity as Nominating and Corporate Governance Committee Chair, facilitates periodic discussions related to management succession in executive session with a focus on CEO succession. Senior management presents to, and interacts informally with, our Board at each Board meeting, which enables our Board to assess the skills, experience and qualifications of senior management. Our CEO also meets at least annually with the Compensation Committee to discuss the performance of senior management and communicates any performance-related issues to our full Board.

6 PRA Group | 2025 Proxy Statement

Corporate Governance

As part of the Board’s ongoing succession planning processes, on April 2, 2025, Martin Sjolund, President of PRA Group Europe, was appointed as the Company’s next President and CEO effective as of the date of the Annual Meeting. Mr. Sjolund’s appointment was the result of our Board’s ongoing succession planning process supplemented by processes designed to identify a successor for Mr. Atal, who notified the Board that he would retire as CEO and a director effective June 17, 2025, the date of the Annual Meeting. In addition to our Board’s ongoing processes (performance reviews, identification as a CEO successor and frequent interactions spanning several years), our Board engaged both a third-party CEO succession consultant and search firm to, among other responsibilities, advise on our succession planning processes, develop a strategic profile for the CEO role, administer leadership and other assessments and evaluate candidates for the CEO role.

After the completion of these processes, our Board determined that it was in the Company’s best interest to appoint Mr. Sjolund as President and CEO of the Company when Mr. Atal retires. To facilitate an orderly and effective leadership transition, our Board and Mr. Atal have agreed that he will remain employed by the Company as a senior advisor through December 31, 2025, which is the expiration date set forth in his current employment agreement. In addition, our Board appointed Mr. Fredrickson to serve as Executive Chairman to support Mr. Sjolund both before and after Mr. Atal’s departure. Given Mr. Fredrickson’s extensive knowledge of the Company, financial industry expertise, experience with investor relations and understanding of the U.S. regulatory framework, our Board determined that Mr. Fredrickson would be a valuable resource for Mr. Sjolund as he assumed global responsibility for the Company.

Director Independence

Our Board has established guidelines, which conform to the independence requirements included in the Nasdaq listing standards and SEC rules and regulations, to assist it in determining director independence. Based on these guidelines, as of the Record Date, our Board has determined that Messrs. Butler, Marino, Olsen, Paschke, Tabakin and Weaver and Mses. Connelly, Gadhia, and Turner are independent according to Nasdaq listing standards and SEC rules.

Director Attendance

During 2024, our Board held 11 meetings. Each director attended at least 75% of the aggregate number of meetings of our Board and the Committees on which the director served during 2024. Directors are encouraged to attend our Annual Meeting of Stockholders and all then serving directors attended our 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”).

Director Compensation

Our Board, upon the recommendation of the Compensation Committee, establishes the compensation for our non-employee directors. Non-employee director compensation for 2024 included annual cash retainers for our Board members, Chairman, Committee members, Committee Chairs and our Lead Independent Director. On the date of our 2024 Annual Meeting, each non-employee director also received an equity award valued at approximately $155,000 that consisted of restricted stock units (“RSUs”) that vest on the anniversary of the grant date or the date of the next annual meeting of the Company’s stockholders that follows the grant date, if earlier. The vesting schedule for the RSUs and the director stock ownership guidelines described below are intended to align our non-employee directors’ economic interests with those of our stockholders.

Cash retainers for our Board for 2024 were as follows:

Annual Cash Retainers	2024

Chairman	$ 125,000

Lead Independent Director	$ 30,000

Audit Committee Chair	$ 30,000

Compensation Committee Chair	$ 30,000

Nominating and Corporate Governance Committee Chair	$ 30,000

Risk Committee Chair	$ 30,000

Board Member	$ 70,000

Audit Committee Member	$ 15,000

Compensation Committee Member	$ 15,000

Nominating and Corporate Governance Committee Member	$ 15,000

Risk Committee Member	$ 15,000

Note that Committee Chairs only receive a retainer for their service as Committee Chairs and not also for serving as Committee Members. Also, effective April 1, 2025, Mr. Fredrickson will only receive compensation as Executive Chairman, and will no longer receive compensation for his service as a director.

2025 Proxy Statement | PRA Group 7

Corporate Governance

Our non-employee directors received the following compensation for service during 2024:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total

Danielle M. Brown(3)	$ 75,000	$ —	$ 75,000

Marjorie M. Connelly	$ 115,000	$ 154,991	$ 269,991

John H. Fain(4)	$ 50,000	$ —	$ 50,000

Steven D. Fredrickson	$ 195,000	$ 154,991	$ 349,991

Dame Jayne-Anne Gadhia(5)	$ 46,250	$ 154,995	$ 201,245

Glenn P. Marino(6)	$ 67,500	$ 191,969	$ 259,469

James A. Nussle(7)	$ 50,000	$ —	$ 50,000

Geir L. Olsen	$ 92,500	$ 154,991	$ 247,491

Brett L. Paschke	$ 115,000	$ 154,991	$ 269,991

Scott M. Tabakin	$ 115,000	$ 154,991	$ 269,991

Peggy P. Turner	$ 100,000	$ 154,991	$ 254,991

Lance L. Weaver	$ 137,500	$ 154,991	$ 292,491

(1)   Mr. Butler was elected to our Board effective January 1, 2025 and therefore did not receive any compensation in 2024.

(2)   Amounts represent the aggregate grant date fair value of the director equity awards granted calculated by multiplying the number of RSUs granted by the closing price of our common stock on the grant date, which was $19.83 on June 13, 2024. The actual amount of compensation realized by a director will depend upon the market price of our common stock on the vesting date.

(3)   Ms. Brown resigned as a director on August 1, 2024, resulting in the forfeiture of her 2024 director stock award.

(4)   Mr. Fain did not stand for re-election at the 2024 Annual Meeting.

(5)   Ms. Gadhia was elected to our Board effective June 13, 2024. The stock award amount represents the aggregate grant date fair value of stock awards granted on June 24, 2024 at $20.37 per share.

(6)   Mr. Marino was elected to our Board effective March 15, 2024 and was granted a prorated equity award for his service in the first quarter of 2024. Mr. Marino also received the 2024 director annual stock award. The stock award amount represents the aggregate grant date fair value of stock awards granted on March 15, 2024 at $22.84 per share, and June 13, 2024 at $19.83 per share.

(7)   Mr. Nussle did not stand for re-election at the 2024 Annual Meeting.

In addition to the compensation described above, each non-employee director is reimbursed for travel expenses incurred for attending Board meetings and reasonable expenses associated with participating in continuing education programs. We offer no retirement benefits or perquisites to directors. We maintain directors’ and officers’ liability insurance policies covering all directors.

Director Stock Ownership Guidelines

Recognizing that each director should have a substantial personal investment in the Company, our Board has adopted stock ownership guidelines that require beneficial ownership by each non-employee director of shares of our common stock valued at not less than five times the director’s annual cash retainer for serving on our Board. Directors are expected to acquire and maintain this share ownership threshold within five years after joining our Board. As of April 21, 2025, all non-employee directors who have served on our Board for at least five years have met the stock ownership requirement.

Communications with Our Board

Stockholders may communicate with members of our Board by transmitting their correspondence by mail or email. All such communications should be sent to the attention of our Corporate Secretary as specified below:

Corporate Secretary

PRA Group, Inc.

120 Corporate Boulevard

Norfolk, Virginia 23502

corporatesecretary@pragroup.com

Communications that are addressed to one or more directors will be collected and organized by our Corporate Secretary and forwarded to our Chairman, or if addressed to a specific independent director, to that director, as soon as practicable. Communications that are abusive, derogatory or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, our Corporate Secretary may forward only representative correspondence or summaries. Our Corporate Secretary will determine whether any communication addressed to our entire Board as a whole should be properly addressed by our entire Board or by a Committee. If a response to the communication is

8 PRA Group | 2025 Proxy Statement

Corporate Governance

warranted, the content and method of the response will be coordinated with our Corporate Secretary. Stockholders may use the Company’s toll-free ethics hotline to communicate concerns to our Board in a confidential or anonymous manner by dialing 1-855-874-2659. All stockholder communications to the Company’s confidential ethics hotline are referred to our Lead Independent Director.

Code of Conduct

Our Board has adopted a Code of Conduct, which applies to our directors and all employees of the Company, including our CEO and our CFO, who is also our principal accounting officer. Our Code of Conduct, which can be found on the Investor Relations page of our website at www.pragroup.com, governs the work behavior and business relationships of the Company’s directors, officers, employees and independent third parties acting on behalf of the Company and sets forth the Company’s policies regarding ethics and standards of business conduct, including conflicts of interest and insider trading. We will disclose amendments to our Code of Conduct, as well as any waivers of the Code, on our website as permitted by SEC rules. During 2024, there were no waivers of our Code of Conduct for any director or executive officer.

Policy for Approval of Related Party Transactions

Our Board has adopted a written Related Party Transaction Policy governing the review, approval and disclosure of transactions between the Company and directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock and immediate family members of any of the foregoing (each, a “related party”). Under our Related Party Transaction Policy, the Nominating and Corporate Governance Committee must approve or ratify any related party transaction that involves amounts greater than $120,000 in a calendar year and in which a related party has a direct or indirect material interest. Under our Related Party Transaction Policy, certain transactions with related parties are deemed pre-approved, such as transactions in which the related party’s interest arises solely from the person’s service as a director of another entity that is a party to the transaction, certain charitable contributions and transactions determined by competitive bids. In assessing a related party transaction, the Nominating and Corporate Governance Committee considers several factors including the commercial reasonableness of the terms of the transaction, the materiality of the transaction to the Company and the impact of the transaction on the related party’s independence. During 2024, there were no related party transactions.

Pledging

Our Anti-Pledging Policy prohibits our directors, officers and employees from pledging, alienating, attaching or otherwise encumbering our common stock and any purported pledge, alienation, attachment or encumbrance thereof is void and unenforceable against the Company or any affiliate of the Company.

Hedging

Our Anti-Hedging Policy prohibits our directors, officers and employees from speculating or hedging their interests in equity securities of the Company. Accordingly, directors, officers and employees may not “play the market” in equity securities of the Company by engaging in speculative transactions such as any direct or indirect hedging transaction that could reduce or limit the individual’s economic risk with respect to his or her holdings, ownership or interest in the common stock or other securities of the Company, including outstanding restricted stock units and performance stock unit awards, the value of which are derived from, make reference to or are based on the value or market price of common stock or other securities of the Company. Prohibited transactions include same day purchase and sales, prepaid variable forward contracts, equity swaps, short sales, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of the equity securities of the Company.

2025 Proxy Statement | PRA Group 9

Proposal 1: Election of Directors

Directors are elected at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified. Each director nominee was nominated by our Board for election upon the recommendation of the Nominating and Corporate Governance Committee. Moreover, each nominee was elected previously by our stockholders except for Mr. Butler, who was elected by our Board effective January 1, 2025.

Our Board currently consists of 11 directors. In connection with Mr. Atal’s retirement as the Company’s President and CEO on June 17, 2025, he will retire from the Board effective immediately following the Annual Meeting. Additionally, Mr. Marino notified the Company of his decision to retire from the Board immediately following the Annual Meeting. As a result, neither Mr. Atal nor Mr. Marino will stand for re-election at the Annual Meeting. As of the date of the Annual Meeting, our Board will be reduced to 9 directors. Proxies cannot be voted for a greater number of individuals than the number of nominees.

Nominees for director who receive the affirmative votes of a majority of the votes cast in person or by proxy at the Annual Meeting will be elected. Any nominee for director who does not receive the affirmative vote of a majority of the votes cast must offer promptly in writing to submit the director’s resignation to our Board. The Nominating and Corporate Governance Committee will then consider the offer and will recommend to our full Board what action should be taken. Our Board will consider all factors it deems relevant to the best interests of the Company and our stockholders and determine whether to accept the director’s resignation within a reasonable period of time after certification of the election results.

Each nominee has consented to serve as a director if elected. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve. However, if any nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by our Board or our Board may reduce the number of directors. If our Board nominates a substitute, the shares represented by all valid proxies will be voted for that nominee.

We did not receive any nominations or recommendations for director from stockholders for consideration at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE.

10 PRA Group | 2025 Proxy Statement

Director Nominees

Age: 54

Independent

Committee Membership: Risk

Background:

Mr. Butler has served as Chief Technology Officer at Foot Locker, Inc. (NYSE), a leading global footwear and apparel retailer since 2023. From 2020 to 2023, Mr. Butler served as Chief Information Officer at Casey’s General Stores, Inc. (Nasdaq), a convenience store chain. From 2015 to 2020, Mr. Butler served as Senior Vice President of Information Technology and Chief Information Officer at Dine Brands Global, Inc. (NYSE), the parent company of Applebee’s and IHOP restaurants. From 2011 to 2015, Mr. Butler served as Vice President in the technology services division of Target Corporation. Since 2019, Mr. Butler has served on the board of directors and audit committee for Potbelly Corporation (Nasdaq), a publicly traded, fast casual restaurant chain.

Director Skills and Qualifications:

Mr. Butler’s experience as both a Chief Technology Officer and Chief Information Officer of large, publicly traded and global companies, provides him with a comprehensive understanding of complex IT issues, and expertise in digital, data and analytics and cybersecurity and qualifies him to serve on our Board.

Information Technology/Data Governance/ Cybersecurity Experience

International/Global	Public Company

Risk Oversight	Strategic Planning

Public Company Directorships:

•	Potbelly Corporation

Education:

•	Doctorate, Management, University of Maryland University College Campus
•	M.B.A., Embry Riddle Aeronautical University
•	B.S., Computer Science, Grambling State University

Age: 63

Independent

Committee Membership: Audit (Chair), Risk

Background:

Ms. Connelly has approximately 30 years of experience as an executive in financial services and operations. From 2014 until her retirement in 2017, Ms. Connelly was the Chief Operating Officer of Convergys Corporation (NYSE), a publicly traded, global leader in customer management. From 2012 to 2013, she was the Interim President of Longwood University. From 2009 to 2011, Ms. Connelly was the Global Chief Operating Officer at Barclaycard where she was responsible for the operations and technology support of the consumer and commercial credit card, merchant acquiring and point of sale finance businesses. From 2006 to 2008, Ms. Connelly was the Chief Operating Officer of Wachovia Securities, and prior to that, she spent 12 years at Capital One Financial Corporation (NYSE) in roles of increasing responsibility, including Executive Vice President, Head of Infrastructure for U.S. credit card operations and interim Chief Information Officer. Since 2021, Ms. Connelly has served on the board of directors, including on the audit committee, nominating, governance and social responsibility committee, compensation and talent development committee and the innovation committee, of Altria Group, Inc. (NYSE) and previously served on our Board from 2013 to 2014.

Director Skills and Qualifications:

Ms. Connelly’s extensive experience in the financial services industry with publicly traded, global companies qualifies her to serve on our Board.

Information Technology/Data Governance/ Cybersecurity Experience

Financial Industry	International/Global

Public Company	Risk Oversight

Other Public Company Directorships:

•	Altria Group, Inc.

Education:

•	Advanced Management Program, Harvard Business School
•	B.A., Political Science, University of Delaware

2025 Proxy Statement | PRA Group 11

Director Nominees

Age: 65

Executive Chairman of the Board

Committee Membership: None

Background:

Mr. Fredrickson, who is retired, has over 30 years of experience in the financial industry predominantly in executive roles with oversight of most key functions. He has served as Executive Chairman of the Board since April 1, 2025, having previously served as Chairman of the Board since April 1, 2020 when he retired from the Company. From June 2017 until March 31, 2020, he served as the Company’s Executive Chairman to support the transition of the CEO role and expand the Company’s presence in Europe. Mr. Fredrickson was Chairman and CEO from 2002 until June 2017 and also served as the Company’s President from 1996 to August 2015. Prior to co-founding the Company in 1996, Mr. Fredrickson held leadership roles with Household International (“HI”) in various business units responsible for distressed consumer, commercial and commercial real estate debt. Before joining HI, Mr. Fredrickson specialized in corporate and real estate workouts at Continental Bank of Chicago.

Director Skills and Qualifications:

Mr. Fredrickson’s leadership of the Company in his current and previous roles as Chairman, Executive Chairman, President and CEO, and his extensive industry knowledge qualify him to serve on our Board.

Financial Industry	International/Global

Public Company	Risk Oversight

Strategic Planning

Other Public Company Directorships:

•	None

Education:

•	M.B.A., Finance, School of Business, University of Illinois
•	B.S., Business Administration, University of Denver

Age: 63

Independent

Committee Membership: Audit, Nominating and Corporate Governance

Background:

Ms. Gadhia founded the financial technology company Snoop in 2019 and served as its Executive Chair until July 2023 when she retired. She is a Chartered Accountant who began her career with Ernst & Young LLP and later joined Norwich Union (now Aviva) as a Senior Manager before founding Virgin Direct in 1995, which was acquired by the Royal Bank of Scotland (“RBS”) in 2001. She subsequently spent five years at RBS before returning to Virgin Money as CEO from 2007 to 2018. Following the sale of Virgin Money, Ms. Gadhia joined Salesforce, Inc. (NYSE) as CEO – United Kingdom and Ireland from 2019 until 2021, when she joined Snoop full-time.

Ms. Gadhia has served as Chair of the Boards of His Majesty’s Revenue & Customs since 2020, MoneyFarm, an online investment advisor and digital wealth management company, since 2022; and Ozone API since 2024. She has also served as Senior Advisor for Vanquis Banking Group PLC (LSE), which acquired Snoop, since 2023 and previously as Senior Advisor for UniCredit from 2023 to 2024.

Ms. Gadhia was awarded Commander of the Order of the British Empire (“CBE”) in 2013 for her services to banking and the community, Dame CBE in 2019 for her services to the financial industry in general and women in the financial industry in particular, and Commander of the Royal Victorian Order in 2022.

Director Skills and Qualifications:

Ms. Gadhia’s extensive financial industry experience, including as a founder of two financial services companies, as well as her leadership roles in public companies, qualifies her to serve on our Board.

Financial Industry

International/Global	Public Company

Other Public Company Directorships:

•	None

Education:

•	B.A., History, University of London

12 PRA Group | 2025 Proxy Statement

Director Nominees

Age: 52

Independent

Committee Membership: Compensation, Nominating and Corporate Governance

Background:

Mr. Olsen has served as the CEO of Andenes Investments, a private investment company focusing on finance and technology since 2018. He was the CEO and a board member of Aktiv Kapital, AS, a leading European consumer debt purchaser, from September 2011 until its acquisition by the Company in 2014. From August 2014 until January 2016, Mr. Olsen served as the CEO of PRA Group Europe. Prior to Aktiv Kapital, Mr. Olsen held various leadership roles in sales, marketing and strategy with Cisco Systems and Tandberg, a Norwegian company that Cisco acquired in 2010. He also advised financial services and technology companies as a consultant at McKinsey & Company for five years prior to joining Tandberg. In 2013, Mr. Olsen cofounded Ubon Partners, an investment company focused on early-stage companies in technology and financial services, and was a partner until December 2018. He is currently a board member of portfolio companies such as Avida Finans AB and Huma AS. He is also a director of Pexip ASA, a Norwegian technology company listed on the Oslo Stock Exchange.

Director Skills and Qualifications:

Mr. Olsen’s in-depth understanding of the European consumer finance and debt purchase markets and experience in using technology to transform businesses qualify him to serve on our Board.

Information Technology/Data Governance/ Cybersecurity Experience

Financial Industry	International/Global

Strategic Planning

Other Public Company Directorships:

•	Pexip ASA

Education:

•	Master of Economics, Norwegian School of Economics

Age: 56

Independent

Committee Membership: Audit, Compensation (Chair)

Background:

Mr. Paschke is Managing Partner of WinForest Partners (“WinForest”), a private equity firm focused on investments in healthcare, technology and services. Before transitioning to a full-time role with WinForest in December 2023, Mr. Paschke served as a Senior Director of Investment Banking for William Blair & Company, a leading global investment banking firm focused on serving high quality growth companies (“William Blair”), from January 2023 to December 2023, having previously served as Vice Chair of Investment Banking at William Blair from 2021 to January 2023. Mr. Paschke joined William Blair in 1997 and served in roles of increasing responsibility, including leader of the Equity Capital Markets Group from 2009 to 2020. Since 2021 Mr. Paschke has served on the board of directors and audit committee for Duluth Holdings Inc. (Nasdaq).

Director Skills and Qualifications:

Mr. Paschke’s executive leadership roles and extensive experience working with public companies, including his role as a leader of William Blair’s Investment Banking and Equity Capital Markets groups, and Public Company Investment Banking, provide him with the requisite management experience and business expertise to serve on our Board.

Financial Industry	International/Global

Public Company	Strategic Planning

Other Public Company Directorships:

•	Duluth Holdings Inc.

Education:

•	M.B.A., Harvard Business School
•	B.A., Politics, Princeton University

2025 Proxy Statement | PRA Group 13

Director Nominees

Age: 66

Independent

Committee Membership: Audit, Risk (Chair)

Background:

Mr. Tabakin is an executive-level consultant, advising boards and management teams on strategy, capital raising, capital structures and exit strategies. He was a certified public accountant and has 40 years of public company and healthcare industry experience, which includes service as Executive Vice President and CFO of Value Options, Inc. (acquired by Anthem, Inc., NYSE); Executive Vice President and CFO of Bravo Health, Inc. (acquired by Cigna Corporation, NYSE); Executive Vice President and CFO of AMERIGROUP Corporation (NYSE, acquired by Anthem, Inc.); Executive Vice President and CFO of Beverly Enterprises, Inc. (NYSE, now known as Golden Gate National Senior Care, LLC); and as an executive with Ernst & Young LLP.

Director Skills and Qualifications:

Mr. Tabakin’s experiences, including his tenure as the CFO of two large publicly traded companies, provide him with a comprehensive understanding of the complex financial and regulatory issues facing public companies and qualify him to serve on our Board.

Financial Industry	Government & Regulatory

Public Company	Risk Oversight

Strategic Planning

Public Company Directorships:

•	None

Education:

•	B.S., Accounting, University of Illinois

Age: 63

Independent

Committee Membership: Nominating and Corporate Governance, Risk

Background:

Ms. Turner has served as Vice President and Executive Advisor of the Social Innovation Department of Toyota Motors North America (“Toyota Motors”) since January 2022. Prior to her current position, she served as Vice President of Lexus Guest Retention and Loyalty from 2019 to 2022, Vice President of Lexus Guest Experience from 2012 to 2019 and Vice President of Toyota Customer Relations from 2011 to 2012. Ms. Turner joined Toyota Motors in 1991 and held various positions related to parts, customer service, new business development, procurement, supply chain management and real estate before becoming Vice President, Toyota Customer Relations in 2011.

Director Skills and Qualifications:

Ms. Turner’s executive leadership experience and her significant experience developing and executing on initiatives focused on maximizing customer experience qualify her to serve on our Board.

International/Global	Public Company

Public Company Directorships:

•	None

Education:

•	B.A., University of California Irvine
•	M.B.A., Loyola Marymount University

14 PRA Group | 2025 Proxy Statement

Director Nominees

Age: 70

Lead Independent Director

Committee Membership: Compensation, Nominating and Corporate Governance (Chair)

Background:

Mr. Weaver serves as the Lead Independent Director and is an accomplished consumer financial services executive with nearly 40 years of experience across the consumer lending, mortgage and credit card asset classes. He has served as an advisor to financial services companies, including Visa Inc. (NYSE), Citigroup (NYSE), Total System Services, Inc. and Apollo Global Management, Inc., and was President, Money Cards for Virgin Money Holdings in the U.K. from 2013 until his retirement in 2015. Before holding these positions, Mr. Weaver’s experience includes serving as President of EMEACard Services for Bank of America Corporation (NYSE); service on the senior management team of MBNA Corporation for 15 years; and executive leadership roles with Citigroup, Wells Fargo & Company (NYSE) and Maryland National Bank. From 2017 to 2020, Mr. Weaver served on the board of directors of Internap Corporation, a leading provider of high-performance data center services including high-density colocation and value-added services such as managed hosting, cloud and network connectivity.

Director Skills and Qualifications:

Mr. Weaver’s international experiences in the financial services industry along with his experience working for complex, highly regulated, publicly traded organizations qualify him to serve on our Board.

Financial Industry	Government & Regulatory

International/Global	Public Company

Risk Oversight

Public Company Directorships:

•	None

Education:

•	B.S., Marketing, Georgetown University

2025 Proxy Statement | PRA Group 15

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the engagement, compensation and oversight of our independent registered public accounting firm. The Audit Committee is also directly involved in the selection of the lead engagement partner from our independent registered public accounting firm in conjunction with the periodic mandated rotation of the lead partner. As ratified by stockholders at the 2024 Annual Meeting, the Audit Committee appointed Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the year ended December 31, 2024.

In evaluating the performance and considering the engagement of our independent registered public accounting firm, including whether to rotate firms, the Audit Committee considers various factors, including the firm’s capability and expertise in handling the scope and complexity of our audit, information related to audit effectiveness, fees and the potential impact of changing firms. Based on these factors, the Audit Committee has determined that the continued engagement of EY as our independent registered public accounting firm is in the best interests of the Company and its stockholders. As a result, the Audit Committee has selected EY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Although not required to do so, our Board is submitting the appointment of EY for ratification by our stockholders as a matter of good corporate governance practice. The Audit Committee is not required to take any action based on the outcome of the vote on this Proposal 2. However, if our stockholders do not ratify the appointment of EY, the Audit Committee will consider whether to select a different independent registered public accounting firm. Even if the selection of EY is ratified by our stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of EY are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

16 PRA Group | 2025 Proxy Statement

Audit Committee Matters

Audit Committee Report

The Audit Committee’s written charter, adopted by our Board, outlines the Audit Committee’s organization, meeting protocol and responsibilities. The Audit Committee reviews the charter annually and recommends amendments as necessary to our Board for its approval. In carrying out its responsibilities, the Audit Committee meets regularly, together with management, the Chief Audit Executive (the head of our internal audit department) and the independent registered public accounting firm. During these meetings, the Audit Committee reviews and discusses draft financial statements and earnings releases, significant accounting and financial reporting matters, and the results of internal and external audit work. The Audit Committee also meets in periodic executive sessions with our independent registered public accounting firm to discuss the overall quality of the Company’s financial reporting and any other matters as appropriate. Additionally, the Audit Committee meets in periodic executive sessions with each of the CFO and the Chief Audit Executive.

The Audit Committee relies on the knowledge and expertise of management and our independent registered public accounting firm in carrying out its oversight responsibilities. Management is responsible for preparing the Company’s consolidated financial statements, maintaining adequate internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting. Our independent registered public accounting firm is responsible for conducting independent audits of the Company’s consolidated financial statements and internal control over financial reporting, and for expressing opinions on the conformity of the financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these activities, including discussing with our independent registered public accounting firm the scope of, plans for, and results of the annual audit. The Audit Committee is also responsible for oversight of the internal audit function, including its charter, strategic plan, audit plan, budget, performance and activities.

The Audit Committee has reviewed and discussed with management and EY, the Company’s 2024 audited financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with EY the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee has received from EY the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in the 2024 Form 10-K for filing with the SEC.

Audit Committee

Marjorie M. Connelly, Chair

Dame Jayne-Anne Gadhia

Brett L. Paschke

Scott M. Tabakin

2025 Proxy Statement | PRA Group 17

Audit Committee Matters

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures that require the pre-approval of audit, audit-related and permissible non-audit services provided by our independent registered public accounting firm. In the event that the Audit Committee Chair provides such pre-approval, the Audit Committee Chair will report any pre-approval decisions to the Audit Committee at its next meeting. During 2024, all audit, audit-related and permissible non-audit services provided by EY were pre-approved by the Audit Committee or Audit Committee Chair.

Fees Paid to EY

The following table sets forth the fees billed by EY for the years ended December 31, 2023, and December 31, 2024.

Services Provided	2023	2024

Audit Fees	$4,303,500	$4,798,000

Tax Fees	12,000	25,000

All Other Fees	18,500	59,500

Total	$4,334,000	$4,882,500

Audit Fees

Fees for audit services relate primarily to professional services rendered for the audits of our annual consolidated financial statements and effectiveness of our internal control over financial reporting and reviews of the quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q as well as statutory audit fees related to our wholly-owned foreign subsidiaries.

Tax Fees

Tax services relate primarily to permitted tax-related advisory services.

All Other Fees

All other fees relate to professional services rendered for permitted advisory services.

The Audit Committee has considered the provision of these services by EY and has determined that the services were compatible with EY maintaining its independence.

18 PRA Group | 2025 Proxy Statement

Executive Officers

Name and Title	Age as of April 21, 2025	Background and Experience

Vikram A. Atal President and Chief Executive Officer	69

Mr. Atal has served as the Company’s President and CEO since March 27, 2023. From 2013 until March 27, 2023, Mr. Atal served as President of Atal Advisers, LLC, a business and strategy consulting firm. Between 2016 and March 2023, he served as Senior Advisor to McKinsey and Company, Inc., covering the banking, payments, consumer lending and analytics domains. Prior to forming Atal Advisers, Mr. Atal served in executive roles with increasing responsibility with Citigroup, Inc. (“Citigroup”) (NYSE) for 27 years, including as Executive Vice President for Citigroup’s global consumer bank from 2008 to 2013, where he had responsibility for shaping the consumer bank as an information-centric enterprise, leveraging analytics and data to drive growth, and overseeing loss mitigation efforts related to Citigroup’s high-risk consumer portfolio through the financial crisis. Prior roles at Citigroup included Chairman and CEO for Citi Cards’ branded and retail partner cards franchise in North America; leadership of partnership programs for Citi Cards, serving as CFO of the U.S. cards franchise and overseeing SEC, regulatory and business financial reporting. Since 2017, Mr. Atal has served on the board of directors, including on the audit committee, of Goldman Sachs Bank USA.

Rakesh Sehgal Executive Vice President, Chief Financial Officer	52

Mr. Sehgal has over 25 years of experience in the financial services industry and has served as Executive Vice President, Chief Financial Officer of the Company since September 2023. He joined the Company in May 2022 as Senior Vice President, Head of Corporate Development and served in that role until he was promoted into his current role. Prior to joining the Company in May 2022, Mr. Sehgal held roles of increasing responsibility with General Electric and GE Capital, including as Managing Director in the mergers and acquisitions group. Prior to his nine years with General Electric and GE Capital, Mr. Sehgal was in the investment banking group at Barclays Capital and Lehman Brothers where he advised specialty finance and other companies on mergers and acquisitions and leveraged finance transactions. Mr. Sehgal holds a B.A. in Accounting and Economics Management from Ohio Wesleyan University and an M.B.A. in Strategy & Management and Finance from the Kellogg School of Management at Northwestern University.

Martin Sjolund President, PRA Group Europe	52

Mr. Sjolund has over 20 years of experience in leadership roles for large, complex organizations where he has overseen strategy, operations, mergers and acquisitions, marketing and sales. He has served as President of PRA Group Europe since June 2018 leading all areas of the European business, with expanded responsibility for Canada and Australia beginning in 2023. Mr. Sjolund served as Director – Group Strategy and Corporate Development (Europe) of Aktiv Kapital from 2011 until 2014 when Aktiv Kapital was acquired by the Company. He held the same position with the Company until November 2015 when he was appointed Chief Operating Officer – Europe, a position he held until June 2018 that required oversight of all Europe collections operations. Mr. Sjolund holds an M.B.A. from the University of Chicago and graduated magna cum laude with a B.S. in International Business from Georgetown University. On April 2, 2025, our Board appointed Mr. Sjolund as the Company’s President and CEO, effective immediately following the Annual Meeting.

LaTisha O. Tarrant Executive Vice President, General Counsel and Chief Human Resources Officer	52

Ms. Tarrant has over 20 years of experience advising public companies on securities, corporate governance, executive compensation, mergers and acquisitions and general corporate matters. She has served as Executive Vice President, General Counsel and Chief Human Resource Officer since February 2023. Ms. Tarrant joined the Company in March 2016 as Vice President, Deputy General Counsel and served in that role until January 2018 when she was appointed Corporate Secretary. In April 2021, Ms. Tarrant was promoted to Senior Vice President and served in that role until September 2022 when she was promoted to Chief Human Resources Officer, a role that she held until February 2023 when she assumed the additional role of General Counsel. Prior to joining the Company, Ms. Tarrant served as managing associate general counsel at Anthem, Inc. (NYSE, now Elevance Health, Inc.), and as senior counsel and partner at the law firm of McGuireWoods LLP. Ms. Tarrant holds a B.A. in International Relations – Political Economy from The College of William and Mary and a J.D. from the University of Texas at Austin School of Law. She is also a Certified Corporate Governance Professional®.

R. Owen James Executive Vice President, Global Investments Officer	58

Mr. James has over 30 years of experience in the global nonperforming loan industry serving in leadership roles that oversaw operations, business development and investments. He has served as Executive Vice President, Global Investments Officer since June 2023. Prior to his current role, Mr. James served as Managing Director of Acquisitions for Europe, a position he assumed in July 2014. From 2012, when Mr. James joined the Company as part of its acquisition of MacKenzie Hall, until July 2014, Mr. James served in roles of increasing responsibility with the Company, including as CEO of MacKenzie Hall and the Company’s UK subsidiary. Prior to joining the Company, Mr. James spent 15 years in a variety of senior roles at Intrum Justitia AB (now Intrum AB). Mr. James holds a Diploma in Business and Public Administration from the University of Glamorgan.

2025 Proxy Statement | PRA Group 19

Proposal 3: Approval of NEO Compensation

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement, including the “Compensation Discussion and Analysis” section and accompanying compensation tables and narrative discussion. A vote in favor of this Proposal 3 will not approve any specific item of compensation but will instead reflect your support for the overall compensation of our NEOs.

The objectives of our executive compensation program include attracting, retaining and motivating highly skilled executives who will drive the attainment of our short- and long-term financial and strategic objectives, including creating value for our stockholders. We seek to closely align the interests of our NEOs with the interests of our stockholders while rewarding performance appropriately and discouraging unnecessary or excessive risk-taking. We encourage stockholders to carefully review the “Compensation Discussion and Analysis” section and accompanying compensation tables and narrative discussion beginning on page 21 for a more detailed description of our executive compensation program and decisions, including our pay-for-performance philosophy and alignment.

At our 2024 Annual Meeting, over 91% of the shares voted were cast in support of the compensation of our NEOs. Considering the favorable results of this vote, the Compensation Committee did not make substantial changes to our 2024 executive compensation program for our NEOs. Our Board recommends that stockholders again approve and support the decisions pertaining to the compensation of our NEOs and our executive compensation program.

Although the vote on Proposal 3 is not binding on the Company, our Board or the Compensation Committee, the vote will provide important information regarding stockholder sentiment about the Company’s executive compensation philosophy, policies and practices. We value the opinions of our stockholders and will consider any concerns raised, as reflected by any significant negative vote on this Proposal 3, when making future executive compensation decisions.

We currently intend to request stockholder approval, on a non-binding advisory basis, of the compensation of our NEOs at our 2026 Annual Meeting of Stockholders, which is consistent with stockholder approval, on an advisory basis, at our 2023 Annual Meeting of Stockholders of the 1-year option for the frequency of our Say-on-Pay vote.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Brett L. Paschke, Chair

Glenn P. Marino

Geir L. Olsen

Lance L. Weaver

20 PRA Group | 2025 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is intended to provide you with a description of our executive compensation program, with a focus on the Compensation Committee’s decisions with respect to our NEO’s compensation for the year ended December 31, 2024. This CD&A should be read in conjunction with the compensation tables that immediately follow this section and our 2024 Form 10-K.

2024 Named Executive Officers

NEO	Title
Vikram A. Atal	President and Chief Executive Officer
Rakesh Sehgal	Executive Vice President and Chief Financial Officer
Martin Sjolund	President, PRA Group Europe
LaTisha O. Tarrant	Executive Vice President, General Counsel and Chief Human Resources Officer
R. Owen James	Executive Vice President, Global Investments Officer

Executive Summary

2024 Key Financial and Operational Highlights

As the Compensation Committee oversaw and decided on executive compensation matters during 2024, it considered several items, including our executive officers’ pivotal role in achieving the key financial and operational results described in the section titled “Proxy Summary” on page i of this Proxy Statement. The chart below describes our NEOs key accomplishments in 2024, which helped stabilize the Company’s U.S. operations and positioned the company for a turnaround in its financial performance.

2024 Key NEO Accomplishments

Leadership	Global Portfolio Investments	U.S. Initiatives	European Initiatives	Capital Structure

✓ Implemented global culture initiatives with favorable outcome

✓ Employee Voice survey achieved a 92% participation rate with significant improvement in year-over-year results

✓ Backfilled three senior leadership positions and quickly integrated new executives into the Company

✓ Enhanced seller relationships in both the U.S. and Europe, enabling record investments at attractive pricing ✓ Made significant enhancements to underwriting processes and framework

✓ Implemented call center strategy enhancements

✓ Continued to optimize legal collection channel processes, resulting in reduced cycle time and increased cash collections

✓ Expanded presence in lower-cost offshore locations

✓ Established a collector work-from-home program

✓ Expanded on successful track record of disciplined growth across multiple countries

✓ Cash collections overperformed versus original underwriting targets

✓ Implemented new dialer system across multiple markets

✓ Successfully amended and extended North American and UK credit facilities by five years ✓ Raised $550 million from the issuance of 2030 senior notes ✓ No debt maturities until 2027

2025 Proxy Statement | PRA Group 21

Compensation Discussion and Analysis

Philosophy and Objectives of Our Executive Compensation Program

We believe that the compensation realized by our executive officers should generally reflect the individual skills and contributions of the individual executive, the Company’s overall performance against its strategic and operating plans and the impact of the Company’s performance on stockholder value. Our executive compensation program is designed to achieve the following key objectives:

Pay for Performance	Competitive Pay	Stockholder Alignment	Culture

•  A significant portion of executive compensation is variable (at-risk) and linked to the Company’s performance.

•  We provide differentiated pay based on each executive’s individual contributions to the Company’s performance.

•  Our compensation program is designed to attract, retain and motivate highly skilled executives, while promoting internal pay equity and emerging trends in executive compensation to remain competitive with the Company’s Compensation Peer Group (listed on page 31) and market data from similarly-sized companies.

•  We seek to maximize the financial efficiency of the overall executive compensation program from tax, accounting, and cash flow perspectives.

•  Our compensation program is designed to drive the attainment of the Company’s short- and long-term financial and strategic objectives, creating alignment of interests between executives and stockholders.

•  We consider the results of the annual advisory vote by stockholders on the Company’s compensation of its NEOs along with corporate governance best practices.

•  We consider effective human capital management practices and foster a highly engaged, high-performance culture that values equity, diversity and inclusion while promoting a culture of compliance and adherence to applicable regulatory requirements and risk management practices.

22 PRA Group | 2025 Proxy Statement

Compensation Discussion and Analysis

Key Features of our Executive Compensation Program

We have adopted policies and practices to support our executive compensation philosophy and the objectives of our executive compensation program, including:

What We Do:	What We Don’t Do:

✓ Pay for Performance: A significant portion of our NEOs’ target annual compensation is variable and at-risk based on achievement of established performance goals.

✓ Use of Peer Group: We target total direct compensation at the median of our Compensation Peer Group.

✓ Retention-Oriented Equity Awards: We enhance executive officer retention by providing a portion of our long-term equity program in time-based awards with multi-year vesting schedules.

✓ Independent Compensation Consultant: The Compensation Committee, which is comprised solely of independent directors, engages an independent executive compensation consultant (“compensation consultant”) to advise it on executive compensation matters.

✓ Company-Favorable Restrictive Covenants: We maintain strong restrictive covenants in our employment agreements for our NEOs and obtain enhanced restrictive covenants in connection with our equity grants.

✓ Stock Ownership Guidelines: We have stock ownership guidelines of 5 times salary for our CEO and Board members and 3 times salary for all other executive officers.

✓ Clawback Policy: We have a compensation recovery policy that requires the Company to clawback incentive-based compensation received by our executive officers in the event of certain accounting restatements.

× No Excessive Risk-Taking: We design our compensation programs to discourage our employees, including our NEOs, from taking unnecessary or excessive risks.

× No Guaranteed Minimum Payouts: We do not have guaranteed minimum payouts on our annual bonus or long-term incentive plans.

× No Guaranteed Salary Increase: We do not provide automatic base salary increases to our executive officers.

× No Tax Gross-ups: We do not provide our NEOs with excise tax gross-ups.

× No “Single Trigger” Equity Vesting: We do not accelerate the vesting of equity awards on a change in control of the Company or upon a termination of employment unless such termination occurs within six months before or 24 months following such change in control or in the event of the NEO’s death or disability.

× Minimal Perquisites: We generally do not provide our executive officers with perquisites or other personal benefits.

× No Executive Deferred Compensation Plans: We do not offer nonqualified deferred-compensation plans or arrangements to our executive officers.

× No Hedging or Pledging: We do not permit hedging or pledging of Company shares.

2025 Proxy Statement | PRA Group 23

Compensation Discussion and Analysis

Key Elements of our 2024 Compensation Program

	Element	Key Characteristics	Primary Objectives

FIXED PAY	Annual Compensation
	Base Salary	Cash	Attracts, retains and rewards NEOs by providing a fixed source of income to reflect experience, skills and competencies.
Reviewed annually and generally targeted at the Compensation Peer Group median, subject to individual performance and internal pay equity.

AT-RISK PAY	Short-Term Incentive Awards
	Annual Bonus	Cash

Focuses NEOs on our annual results and

aligns NEOs’ interests with those of our stockholders by rewarding performance focused on the achievement of established financial metrics and strategic objectives.

Variable cash compensation component based on performance against established financial metrics and strategic objectives.

Final payout is based on the Compensation Committee’s analysis of the Company’s performance against the established financial metrics and strategic objectives, in addition to the Company’s performance and our executive officer’s individual performance.

Long-Term Incentive Awards
	50% Performance Stock Units (“PSUs”) 50% Restricted Stock Units (“RSUs”)	Common Stock

Aligns the interests of our NEOs with those of our stockholders by linking a substantial portion of NEO compensation to stock price performance and the achievement of long-term Company financial goals.

Provides opportunities for stock ownership, which attracts and motivates our NEOs and promotes retention.

PSUs vest after a three-year performance period, based on the achievement of established financial metrics and stock price performance. RSUs vest annually over a three-year period.

24 PRA Group | 2025 Proxy Statement

Compensation Discussion and Analysis

2024 Executive Compensation Decisions

The table below sets forth our annual compensation decision making process for our executive officers, including our NEOs:

Before Year End	The Compensation Committee begins with a review of our executive compensation program, including its design components, compensation levels and competitiveness against our Compensation Peer Group to determine if any changes should be made to the program for the next fiscal year.

At Beginning of Year	The Compensation Committee determines the principal components of compensation and sets the financial and strategic metrics for our short- and long-term incentive plans for our executive officers to drive our corporate goals and strategic objectives while holding our executive officers accountable for their performance.

During the Year	The Compensation Committee meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the established financial and strategic objectives.

After Year End	After year end, the Compensation Committee reviews the Company’s performance against the established financial metrics and strategic objectives and each NEOs performance, and makes annual compensation decisions for our short-and long-term incentive plans that are consistent with our executive compensation philosophy and objectives.

Base Salary

Base salary is designed to provide our NEOs with a reasonable level of fixed short-term compensation. The Compensation Committee reviews the base salary for each NEO at least annually and adjusts base salaries when appropriate. When determining base salaries, the Compensation Committee considers each NEO’s total direct compensation and performance, the Company’s performance, comparative peer and market compensation data, internal pay equity and other relevant factors, including the scope of the NEO’s responsibilities relative to our peers and other executives, and any retention concerns.

All NEOs, other than Mr. Sjolund were appointed to their current positions during 2023 and had their respective salaries determined in connection with their appointment. Mr. Sjolund received an increase to his base salary in 2023, to recognize increased management responsibilities. Taking these increases into account, the Compensation Committee determined that base salaries for our NEOs would remain unchanged for 2024, as they continued to be well-aligned with comparable positions to our Compensation Peer Group and reflective of individual responsibilities.

The following table sets forth the 2024 year-end base salary for each NEO.

NEO	2024 Base Salary	Percent Increase
Vikram A. Atal	$950,000	0%
Rakesh Sehgal	$500,000	0%
Martin Sjolund(1)	$486,800	0%
LaTisha O. Tarrant	$500,000	0%
R. Owen James(1)	$389,500	0%

(1)	Converted to U.S. dollars from British pounds using a December 31, 2024 conversion rate of £1.00 = $1.2511.

Annual Bonus Plan

The Annual Bonus Plan is a short-term incentive plan designed to reward our executive officers, including our NEOs. At the beginning of each year, the Compensation Committee establishes performance metrics, typically a combination of financial metrics and strategic objectives that are intended to drive near-term execution and progress against longer-term business objectives and priorities. The Compensation Committee also sets the corresponding performance goals to determine payout outcomes under the Annual Bonus Plan. The target award opportunities are based on a percentage of the executive officer’s base salary (exclusive of any other compensation or benefits) and are payable in cash upon the achievement of a threshold performance level and capped by a maximum performance level as established by the Compensation Committee.

2025 Proxy Statement | PRA Group 25

Compensation Discussion and Analysis

2024 Annual Bonus Plan Design

For 2024, the Compensation Committee approved the financial metrics and strategic objectives set forth in the table below upon the recommendation of the CEO:

Performance Metrics	Weight	Rationale
Net Income, as adjusted(1)	50%	We believe that net income, as adjusted provides a clear, transparent and objective measure of performance that aligns with stockholder value.
Adjusted EBITDA(2)	30%	We believe that Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company’s operational and financial performance and is useful to investors as other companies in the industry report similar financial measures.
Strategic Objectives	20%	We believe our strategic objectives add accountability for driving results linked to the Company’s strategic goals. Strategic objectives for the year related to leveraging low-cost locations, expanding seller relationships, broadening access to funding and developing insights to provide incremental customer value and revenue.

(1)

Net Income/(loss) attributable to PRA Group, Inc., calculated in accordance with GAAP, adjusted to exclude the impact of foreign exchange rate fluctuations, material unplanned expenses (as approved by the Compensation Committee), and changes in accounting principles and tax laws.

(2)

Adjusted EBITDA is calculated starting with our GAAP financial measure, Net Income/(loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); plus foreign exchange loss (or less foreign exchange gain); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus impairment of real estate; plus net income attributable to noncontrolling interests; and plus recoveries collected and applied to finance receivables, net less changes in expected recoveries, further adjusted to exclude the impact of foreign exchange rate fluctuations, material unplanned expenses (as approved by the Compensation Committee), and changes in accounting principles and tax laws.

2024 Annual Bonus Plan Results and Payout

The following table shows the financial performance necessary to achieve threshold (50% payout), target (100% payout), and maximum (200% payout) bonus amounts, along with actual results for 2024. Payouts are linearly interpolated for performance between threshold and maximum.

	Threshold ($M)	Target ($M)	Maximum ($M)	Actual(1)	Payout (as a% of Target)
Net Income	$56.8	$71	$88.75	$75	125%
Adjusted EBITDA	$1,008	$1,260	$1,575	$1,147	78%
Strategic Objectives	Significantly exceeded expectations in leveraging low-cost locations, expanding seller relationships, and broadening access to funding. Innovation and customer insight initiatives also advanced, supporting longer-term strategic objectives. (See “2024 Key Financial and Operational Highlights” in this CD&A.)				150%

(1)

Reflects adjustments for material unplanned expenses (as approved by the Compensation Committee) for select legal expenses and costs related to site closures, partially offset by certain one-time tax benefits. These adjustments were intended to support decision-making that promotes the long-term health of the business and remain consistent with the intent of our established performance goals.

Following the end of the year, the Compensation Committee considered the Company’s 2024 financial and strategic performance in addition to our NEOs’ accomplishments as described in the “Executive Summary” of this CD&A and determined that the Annual Bonus payout was 120% for each NEO, as shown in the table below.

NEO	2024 Bonus Target	2024 Bonus Paid	Bonus Paid as a Percentage of Target
Vikram A. Atal	$1,187,500	$1,425,000	120%
Rakesh Sehgal	$500,000	$600,000	120%
Martin Sjolund(1)	$486,800	$584,160	120%
Latisha O. Tarrant	$500,000	$600,000	120%
R. Owen James(1)	$389,500	$467,400	120%

(1)	Converted to U.S. dollars from British pounds using a December 31, 2024 conversion rate of £1.00 = $ $1.2511.

26 PRA Group | 2025 Proxy Statement

Compensation Discussion and Analysis

Long-Term Incentive Plan (“LTIP”) Awards

Equity awards, which are made under our 2022 Omnibus Incentive Plan (“2022 Equity Plan”), are intended to focus executives on increasing long-term stockholder value, enhance executive retention and promote executive stock ownership. The Compensation Committee generally grants annual LTIP awards in March.

The Compensation Committee sets target LTIP award amounts for all executives, including our NEOs, based on several factors, including comparative peer and market compensation data for each NEO position in the Compensation Peer Group, the percentage of total direct compensation that is equity-based, equity burn-rate and overhang, LTIP performance goals, the Company’s financial performance and retention considerations. No single factor is given greater weight than any other in the decision-making process. The LTIP awards are delivered using a mix of PSUs and RSUs, with the ratio determined by the Compensation Committee.

•

The PSU component is designed to align the interests of our executive officers with those of our stockholders by focusing on the Company’s long-term goals and maximizing stockholder returns over a three-year period tied to financial metrics and stock price performance. PSUs are granted annually with performance metrics set by the Compensation Committee at the beginning of the three-year performance period. Any awards earned cliff vest at the end of the three-year measurement period based on continued employment and Company achievement of the financial metrics and stock price performance.

•

The RSU component is designed to retain highly skilled executives, align the interests of our executive officers with those of our stockholders and promote stock ownership by our executive officers. RSUs are granted annually and vest ratably over three years.

2024 LTIP Award Design and Grants

For 2024, the Compensation Committee determined that our NEOs’ 2024 LTIP awards would consist of a mix of 50% PSUs and 50% RSUs, which is consistent and aligns closely with equity compensation market practices of our Compensation Peer Group. The Compensation Committee selected the following three performance metrics for the PSUs awarded for the 2024 LTIP: (i) Adjusted EBITDA, (ii) Relative Total Shareholder Return (“Relative TSR”), and (iii) Return On Average Tangible Equity (“ROATE”). The Compensation Committee believes Adjusted EBITDA, Relative TSR and ROATE are the most appropriate metrics for measuring performance under the LTIP as they encourage our executive officers to focus on actions to improve the long-term financial health and performance of the Company, with an emphasis on value creation for our stockholders. Adjusted EBITDA, Relative TSR and ROATE metrics are independent of each other, and the 2024 LTIP awards can be earned for each metric individually based on performance achievement. A description of each PSU performance metric for the 2024 LTIP is set forth below.

PSU Performance Metrics:

Adjusted EBITDA:

•

Is a supplemental measure of operations and financial performance, as it excludes certain items whose fluctuations from period to period do not necessarily correspond to changes in the operations of our business, and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Adjusted EBITDA is calculated starting with our GAAP financial measure, Net Income/(loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); plus foreign exchange loss (or less foreign exchange gain); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus impairment of real estate; plus net income attributable to noncontrolling interests; and plus recoveries collected and applied to finance receivables, net less changes in expected recoveries, further adjusted to exclude the impact of foreign exchange rate fluctuations, and changes in accounting principles and tax laws.

•

Is based upon the Company’s achievement of the cumulative Adjusted EBITDA metric goal over the 2024-2026 performance period. The three-year cumulative Adjusted EBITDA will be used to determine the percentage of target PSUs vested.

Relative TSR:

•

Is measured over the 2024-2026 performance period based on the Company’s performance compared to the companies in the S&P SmallCap 600 Financial Sector Index. The number of PSUs earned will be determined by the Company’s Relative TSR performance over this performance period. The beginning share price will be the average closing price for 30 calendar days immediately preceding the first day of the performance period and the ending share price will be the average closing price for the last 90 calendar days of the performance period.

2025 Proxy Statement | PRA Group 27

Compensation Discussion and Analysis

ROATE:

•

Is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, used to monitor and evaluate operating performance relative to our equity. Average tangible equity is defined as average Total stockholders’ equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing Net Income/(loss) attributable to PRA Group, Inc. by average tangible equity.

•	Is based upon the Company’s ROATE, which will be calculated annually, over the 2024-2026 performance period. The three-year average will be used to determine the percentage of target PSUs earned.

The table below sets forth the PSU performance metrics at target for 2024:

Adjusted EBITDA(1)		Relative TSR(1)		ROATE(1)

Performance vs. Target	Target Shares Earned (%)	Value	Target PSUs Earned (%)	Value	Target Shares Earned (%)
Less than 80%	0%	Below 30th percentile	0%	Less than 80%	0%
80%	50%	30th percentile	50%	80%	50%
90%	75%	50th percentile	100%	90%	75%
100%	100%	70th percentile	150%	100%	100%
112.5%	150%	90th percentile or more	200%	112.5%	150%
125% or more	200%			125% or more	200%

(1)	Linear interpolation is performed to determine target shares earned between values.

The table below sets forth the annual LTIP award values granted at target for 2024 for each NEO:

NEO	2024 LTIP Awards
	PSUs at Target		RSUs
	# of Units(1)	Grant Date Value ($)	# of Units(1)	Grant Date Value ($)
Vikram A. Atal	94,824	$2,400,000	94,824	$2,400,000
Rakesh Sehgal	15,804	$ 400,000	15,804	$ 400,000
Martin Sjolund(3)	24,694	$ 625,005	24,693	$ 624,980
LaTisha O. Tarrant	19,755	$ 500,000	19,755	$ 500,000
R. Owen James	15,804	$ 400,000	15,804	$ 400,000

(1)	The number of PSUs and RSUs granted was based on the total grant date value divided by the closing price of our common stock on March 7, 2024.

In March 2024, in response to the significant executive leadership transitions and organizational changes in 2023, as well as challenges inherited by the new executive leadership team and their early accomplishments, the Compensation Committee approved a one-time RSU award to each of our NEOs, other than Mr. Atal. These awards, each with a grant date value of $100,000, will vest on March 7, 2026, subject to continued employment. The Compensation Committee viewed these awards as a critical element in supporting a successful CEO transition and maintaining leadership continuity. These awards were designed to reinforce our NEOs’ focus on the Company’s financial turnaround and long-term sustainable growth.

NEO	2024 Retention Awards
	RSUs
	# of Units(1)	Grant Date Value ($)
Rakesh Sehgal	3,951	$100,000
Martin Sjolund	3,951	$100,000
LaTisha O. Tarrant	3,951	$100,000
R. Owen James	3,951	$100,000

(1)	The number of RSUs granted was based on the total grant date value divided by the closing price of our common stock on March 7, 2024.

28 PRA Group | 2025 Proxy Statement

Compensation Discussion and Analysis

Summary of Our Concurrent LTIP Awards Outstanding

Following the grant of the 2024 LTIP awards, our NEOs had three tranches (award years 2022-2024) of LTIP awards outstanding. The key features of these outstanding awards are included below:

LTIP Award Year	Measurement Period	Award Components	PSU Performance Metric	PSU Weighting

2022	2022-2024		Adjusted Revenues	20%
			Adjusted EBITDA	20%
		50% PSUs	Adjusted Net Income	20%
		50% RSUs	Revenue from Corporate Development	20%
			Stock Price Appreciation	20%

2023	2023-2025	50% PSUs	Adjusted EBITDA	50%
		50% RSUs	Relative TSR	50%

2024	2024-2026	50% PSUs 50% RSUs	Adjusted EBITDA	33.33%
			ROATE	33.33%
			Relative TSR	33.33%

2022 LTIP Results and Payouts

In February 2025, the Compensation Committee reviewed the results for the 2022-2024 performance period (January 1, 2022 to December 31, 2024) and determined that 23% of the PSUs granted under the 2022 LTIP were earned based on the Company’s performance on the following metrics:

2022-2024 LTIP Performance Metrics	Target (100% Payout)	Actual Performance	Percentage Payout
Adjusted Revenue(1)	$3,363 million	$2,884 million	64%
Adjusted EBITDA(2)	$4,022 million	$3,252 million	52%
Adjusted Net Income(3)	$405 million	$103 million	0%
Revenue from Corporate Development	$400 million	$0 million	0%
Stock Price Appreciation	$39.82	$29.44	0%

		2022 LTIP Payout	23%

(1)	Revenue as reported in the Company’s consolidated financial statements prepared in accordance with GAAP, excluding the impact of changes in foreign exchange rates.
(2)

Net Operating Income per GAAP reported adjusted to remove Changes in Estimates and to add Depreciation, Amortization and Recoveries applied to negative allowance, and excluding the impact of changes in foreign exchange rates.

(3)	GAAP Net Income, excluding the impacts of changes in foreign exchange rates and gains or losses resulting from foreign exchange rates.

Our Goal-Setting and Compensation Decision-Making Process

Role of the Compensation Committee

Our Board has delegated oversight of our executive compensation program to its Compensation Committee. Among its duties, the Compensation Committee is responsible for approving all compensation for our executive officers, including our NEOs. Although the Compensation Committee considers our CEO’s recommendations with respect to executive officers other than himself, the Compensation Committee evaluates our CEO’s recommendations independently and makes all final compensation decisions within the parameters of our compensation philosophy and objectives. This process includes the following:

•	evaluating the competitiveness of each NEO’s total compensation, including salary, annual bonus and long-term equity incentives;

•	reviewing and approving corporate and individual performance goals and objectives for our incentive compensation plans;

•	evaluating individual performance against these goals and objectives;

2025 Proxy Statement | PRA Group 29

Compensation Discussion and Analysis

•	considering any adverse compliance issues when making pay decisions;

•	approving changes to each NEO’s total compensation; and

•	overseeing employment agreements, including the renewal process.

The Compensation Committee is supported in its work by its compensation consultant, our CEO (where appropriate) and members of our legal, human resources and finance departments, as needed.

Role of the Compensation Consultant

The Compensation Committee has sole authority to hire its compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services and evaluate its performance. The Compensation Committee may terminate its compensation consultant’s engagement or hire additional consultants at any time. The compensation consultant reports directly to the Compensation Committee.

A representative of the compensation consultant attends Compensation Committee meetings and communicates with the Compensation Committee Chair between meetings, as requested. The compensation consultant provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program, updating the Compensation Committee on evolving executive compensation practices and trends and providing market information and analysis regarding the competitiveness of our executive compensation program and award values in relation to performance.

During 2024, Pearl Meyer performed the following key services for the Compensation Committee:

•

analyzed each NEO’s compensation compared to our Compensation Peer Group and other survey data, including target and actual pay levels for each component, and in the aggregate, of our total direct compensation (salary, annual bonus award and annual equity grant) and the mix of our direct compensation components (fixed versus variable, short-term versus long-term and cash versus equity-based pay);

•	provided consultation and advice in support of key executive leadership transitions;

•	reviewed and provided recommendations to the Compensation Committee on the composition of our Compensation Peer Group;

•	evaluated the competitiveness of our long-term incentive plans, including their aggregate cost, the rate at which equity is awarded and their dilutive impact;

•	reviewed and provided advice on the CD&A and related compensation disclosures in this Proxy Statement;

•	reviewed and provided input on materials for Compensation Committee meetings;

•	reviewed and provided advice on executive compensation philosophy, strategy, practices and policies;

•	reviewed and provided advice on executive and non-employee director stock ownership guidelines;

•	reviewed and provided advice on our Executive Severance Plan in comparison to market best practices;

•	provided advice on recent trends and developments in executive compensation; and

•	provided a review of the Company’s non-employee director compensation program compared to our Compensation Peer Group.

The Compensation Committee has assessed Pearl Meyer’s independence pursuant to SEC rules and Nasdaq listing standards and has determined that no known conflict of interest exists that prevents Pearl Meyer from serving as the Compensation Committee’s compensation consultant.

Role of Management

At the Compensation Committee’s request, our CEO, and other members of management attend portions of the Compensation Committee’s meetings to discuss the Company’s performance and compensation-related matters. While the CEO is not present during the voting or deliberations relating to his own compensation, he shares his assessment of his performance as well as the performance of our other executive officers with the Compensation Committee and makes recommendations to the Compensation Committee on certain compensation decisions for our other executive officers. The Compensation Committee considers our CEO’s recommendations, as well as data and analyses provided by Pearl Meyer, and to a lesser extent, the other members of management, and is exclusively responsible for determining the total compensation of all of our executive officers, including our NEOs.

30 PRA Group | 2025 Proxy Statement

Compensation Discussion and Analysis

Use of Competitive Data

The Compensation Committee generally compares the compensation of our NEOs to the median of our Compensation Peer Group. In addition, the Compensation Committee considers factors such as our financial performance relative to our Compensation Peer Group, the unique characteristics of the individual NEO’s position, and any succession and retention concerns.

To maintain the competitiveness of our executive compensation program, the Compensation Committee bases executive compensation decisions on competitive peer and market compensation data and pay practices. Annually, with input from Pearl Meyer, the Compensation Committee determines our Compensation Peer Group, which is intended to reflect companies that are comparable to us based on various metrics, including net income, market capitalization, complexity of operations and business model.

The Compensation Committee approved the list of companies in the chart to the right as an appropriate peer group for making executive compensation decisions for 2024. The Company’s Compensation Peer Group changed from 2023 with (i) the removal of MoneyGram International due to an acquisition by Madison Dearborn Partners in 2023, (ii) the removal of WEX Inc., due to its large market capitalization relative to ours and (iii) the addition of NMI Holdings, Inc. and Regional Management Corporation based on various factors making them reasonably comparable to us. Factors considered in selecting our Compensation Peer Group include (y) revenue (generally falling in a range of 0.4 to 2.5 times our revenue) and (z) market capitalization (generally falling in a range of 0.25 to 4.0 times our market capitalization).

2024 Compensation Peer Group

Credit Acceptance Corporation

CSG Systems International, Inc.

Encore Capital Group, Inc.

Enova International, Inc.

Green Dot Corporation

LendingClub Corporation

MGIC Investment Corporation

Navient Corporation

NMI Holdings, Inc.

Onity Group Inc.(1)

Regional Management Corporation

Walker & Dunlop, Inc.

World Acceptance Corporation

In addition to Compensation Peer Group data, the Compensation Committee reviews general industry compensation survey data reported by Willis Towers Watson. The Compensation Committee reviews the data related to the Compensation Peer Group and the Willis Towers Watson survey to ascertain the competitive market for our NEOs, to determine whether our compensation levels are competitive, and to make compensation adjustments to reflect executive performance and Company performance.

(1)	Ocwen Financial changed its corporate name to Onity Group, Inc. in 2024.

Other Programs, Practices and Policies

Perquisites and Other Personal Benefits

We generally do not provide our executive officers, including our NEOs, with perquisites or other personal benefits. We encourage our NEOs to submit to a comprehensive physical examination every three to five years at our expense, at a cost of approximately $5,000 each. We cover the cost of a comprehensive physical examination because we believe it serves a necessary business purpose and protects the interests of the Company and stockholders by requiring each NEO to receive high-quality preventative care, thereby increasing the likelihood of early detection for any serious illness that would prevent them from serving the Company to the best of their ability.

Tax-qualified Retirement Plans

We offer a 401(k) plan for our U.S. employees, including our NEOs. The 401(k) plan is a long-term savings vehicle that enables employees to make pre-tax and post-tax contributions via payroll deductions and receive tax-deferred earnings on the contributions made. Employees are eligible to make voluntary contributions to the plan of up to 100% of their compensation, subject to limitations under the Internal Revenue Code of 1986, as amended. We make matching cash contributions of up to 4% of each participating employee’s eligible pay after the employee completes six months of service with the Company. Employees are able to direct their own investments, among a range of investment choices, under the plan.

We make contributions to our United Kingdom employees’ individual pensions under the Pensions Act 2008 of the Parliament of the United Kingdom, including our NEOs, up to the annual allowance before tax is payable.

Nonqualified Deferred Compensation Plans and Arrangements

We do not offer nonqualified deferred compensation plans or arrangements to any of our executive officers, including our NEOs.

2025 Proxy Statement | PRA Group 31

Compensation Discussion and Analysis

Severance and Change in Control Arrangements

As part of our executive compensation program we provide certain severance and change in control benefits to our NEOs. Each NEO is entitled to receive severance benefits under either our Executive Severance Plan or under the terms of an employment agreement. We provide these severance benefits in order to provide an overall compensation package that is competitive with those offered by other companies with whom we compete for executive talent. Additionally, such severance benefits allow our executives to focus on the Company’s business objectives and the interests of our stockholders without concern for their employment security.

Mr. Sehgal and Ms. Tarrant are currently the only participants in the Executive Severance Plan, which provides certain payments and other benefits upon a qualifying termination. Each of Messrs. Atal, Sjolund and James has entered into employment agreements with the Company, and are eligible for severance payments and other benefits upon a qualifying termination as set forth in their employment agreement.

In the case of a termination for cause, no severance payments will be made to our NEOs. We do not provide excise tax reimbursements or gross-ups for severance payment and other benefits upon a qualifying termination. For detailed information on the estimated potential payments and benefits payable to our NEOs in the event of their termination of employment, including following a change in control of the Company, see the section below titled “Post-Employment Compensation Arrangements” in this Proxy Statement.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, including our NEOs (the “Guidelines”). Our Board believes in the importance of aligning the economic interests of stockholders and management. The Guidelines were established based on various factors, including executive officer roles, market data, corporate governance practices and the recommendations of the Compensation Committee’s compensation consultant. The Guidelines provide that the Compensation Committee may determine whether, based on the executive’s success in achieving the executive’s stock ownership target, to pay the executive’s annual bonus, if any, in stock, rather than in cash.

The Compensation Committee is responsible for reviewing the Guidelines at least annually and recommending to our Board any changes to the Guidelines. In connection with its annual review, management provides the Compensation Committee with a report showing the extent to which our executives have met the requirements set forth in the Guidelines. This report includes targeted share ownership, actual share ownership, unvested RSUs (which count towards the Guidelines) and any surplus or deficiency that exists.

Equity interests that count toward the satisfaction of the Guidelines include shares owned outright by the individual, shares jointly owned and unvested RSUs. Unearned PSUs do not count toward the Guidelines. Newly hired or promoted executives have five years from the date of the commencement of their appointment to attain these ownership levels. If an executive officer does not meet the applicable ownership level by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of RSUs or PSUs until the ownership level is met.

NEO	Ownership Level

CEO	5x Base Salary

Executive Officers (other than CEO)	3x Base Salary

The Compensation Committee has determined that for 2024, all NEOs are in compliance with these Guidelines and have either achieved the required level of stock ownership or are within the five-year compliance period associated with their start date as an executive officer.

32 PRA Group | 2025 Proxy Statement

Compensation Discussion and Analysis

Equity Award Grant Practices
Equity awards to our employees, including our NEOs, are discretionary and must be approved by the Compensation Committee. The Company’s long-standing practice has been to grant annual equity awards on a predetermined schedule, usually following the release of our financial statements for the prior year. In addition, equity awards may be granted at other times during the year to new hires, employees receiving promotions and in other special circumstances. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. The Company does not currently grant stock options.

2025 Proxy Statement | PRA Group 33

Compensation Discussion and Analysis

Clawback Policy

We have adopted a Compensation Recovery Policy (“Clawback Policy”), that is intended to comply with the provisions of Exchange Act Section 10D, Exchange Act Rule 10D-1 and Nasdaq Stock Market Rule 5608, which require companies to adopt a formal policy outlining the recovery of incentive-based compensation in the event of certain accounting restatements.

The Board has delegated the administration of the Clawback Policy to the Compensation Committee, which has full and final authority to make all determinations under the Clawback Policy.

The Clawback Policy applies to all incentive-based compensation received by our executive officers after the effective date of the Clawback Policy. In the event of a triggering accounting restatement, the Compensation Committee is tasked with recovering in a reasonably prompt timeframe all incentive-based compensation received by a covered executive officer during the applicable recovery period in excess of the compensation that would have been received had the compensation been determined using the restated amounts.

Tax Deductibility of Executive Compensation

The Compensation Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. It is the Compensation Committee’s intent to maximize tax deductibility to the extent reasonable, provided the Company’s programs remain consistent with the Company’s overall executive compensation objectives. While the Compensation Committee is mindful of potential tax implications, it reserves the right to adopt such compensation arrangements as may from time to time be desirable to reward, retain or attract highly skilled executives.

34 PRA Group | 2025 Proxy Statement

Executive Compensation Tables

Summary Compensation Table

The following table sets forth all compensation awarded to, earned by, or paid to each of our NEOs for all services rendered to the Company for the years ended December 31, 2024, 2023, and 2022(1).

Name and Principal Position	Year	Salary ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Comp(3) ($)	All Other Comp(4) ($)	Total ($)

Vikram A. Atal

President and Chief Executive Officer	2024	950,000	5,129,030	1,425,000	13,800	7,517,830

	2023	694,231	1,499,972	712,500	155,846	3,062,549

Rakesh Sehgal

Executive Vice President & Chief Financial Officer	2024	500,000	954,838	600,000	13,800	2,068,638

	2023	432,492	458,386	265,000	29,451	1,185,329

Martin Sjolund(5)

President, PRA Group Europe	2024	486,803	1,435,669	584,264	33,600	2,540,336

	2023	481,215	1,020,254	320,000	33,075	1,854,544

LaTisha O. Tarrant

General Counsel & Chief Human Resources Officer	2024	504,808	1,168,548	600,000	13,800	2,287,156

	2023	576,923	765,077	265,000	13,200	1,620,200

R. Owen James(5)

Executive Vice President, Global Investments Officer	2024	389,467	954,838	467,411	29,210	1,840,926

	2023	367,521	480,022	220,000	27,564	1,095,107

(1)	None of the NEOs for 2024 were NEOs in 2022, and therefore, the 2022 compensation information is not included.
(2)

The amounts represent the aggregate grant date fair value of the stock awards granted in 2024 and 2023 determined pursuant to Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in calculating these amounts are discussed in Note 1 and Note 11 to our consolidated financial statements in the 2024 Form 10-K. Stock awards consist of time-based RSUs and performance-based PSUs awarded under the LTIP (see page 29 for a description of the LTIP Awards). The actual amount of compensation that will be realized by the NEO at the time the stock award vests, if at all, will depend upon the market price of our common stock on the day prior to the vesting date. The value as of the grant date of the maximum number of shares that could vest under the 2024 LTIP PSU awards is as follows: Mr. Atal, $5,458,069; Mr. Sehgal, $909,678; Mr. Sjolund, $1,421,380; Ms. Tarrant, $1,137,098; and Mr. James, $909,678. For more information on the awards granted during 2024, see the Grants of Plan-Based Awards table (page 36).

(3)	These amounts represent awards under the Annual Bonus Plan (see page 25 for a description of the Annual Bonus Plan).
(4)

The amounts comprising “All Other Comp” for Messrs. Atal, and Sehgal and Ms. Tarrant represent Company matching contributions to the recipient’s 401(k) plan account up to the 2024 $13,800 limit for such plan under federal income tax rules. For Messrs. Sjolund and James, the amounts represent payments under the Pensions Act 2008 of the Parliament of the United Kingdom. For Mr. James, the amount includes Company pension contributions. For Mr. Sjolund, the amounts include cash payments in lieu of Company pension contributions.

(5)	Messrs. Sjolund and James compensation was converted to U.S. dollars from British pounds using a December 31, 2024 conversion rate of £1.00 = $1.2511.

2025 Proxy Statement | PRA Group 35

Executive Compensation Tables

Grants of Plan-Based Awards

The following table presents, for each of our NEOs, information concerning awards under our 2022 Equity Plan and Annual Bonus Plan for 2024.

Name	Award Type(1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Vikram A. Atal	STI		—	1,187,500	5,000,000
	RSU	3/7/2024							94,824	2,399,995
	PSU	3/7/2024				—	94,824	189,648		2,729,035

Rakesh Sehgal	STI		—	500,000	5,000,000
	RSU	3/7/2024							15,804	399,999
	PSU	3/7/2024				—	15,804	31,608		454,839
	RSU	3/7/2024(6)							3,951	100,000

Martin Sjolund(7)	STI		—	486,803	5,000,000
	RSU	3/7/2024							24,693	624,980
	PSU	3/7/2024				—	24,694	49,388		710,690
	RSU	3/7/2024(6)							3,951	100,000

LaTisha O. Tarrant	STI		—	500,000	5,000,000
	RSU	3/7/2024							19,755	499,999
	PSU	3/7/2024				—	19,755	39,510		568,549
	RSU	3/7/2024(6)							3,951	100,000

R. Owen James(7)	STI		—	389,467	5,000,000
	RSU	3/7/2024							15,804	399,999
	PSU	3/7/2024				—	15,804	31,608		454,839
	RSU	3/7/2024(6)							3,951	100,000

(1)

During 2024, our NEOs were awarded the following plan-based awards: annual short-term incentive (“STI”) awards under our Annual Bonus Plan and time-based RSUs and performance-based PSUs under our LTIP.

(2)

The amounts represent the range of possible payouts of the STI from $0, at threshold, to 200% of target, at maximum. While our Annual Bonus Plan sets the maximum amount payable to a participant for a performance period at $5,000,000, over the past 10 years the maximum payment to any NEO has not exceeded 200%, equivalent to $2,375,000 for Mr. Atal, $1,000,000 for Mr. Sehgal and Ms. Tarrant, respectively, $967,606 for Mr. Sjolund and $778,934 for Mr. James.

(3)

The amounts represent the range of possible payouts of the PSUs from 0% of target, at threshold, to 200% of target, at maximum. The PSUs will not vest if the performance criteria are not met. Vesting of the PSUs is based on the achievement of goals with respect to three metrics (Adjusted EBITDA, ROATE and Relative TSR) over the 2024-2026 performance period, subject to continued employment.

(4)	The amounts represent RSUs. One-third of the RSUs vest on each of the first, second and third anniversary of the grant date, subject to continued employment
(5)

The amounts represent the aggregate grant date fair value of each award, calculated by multiplying the fair value on the grant date by the number of RSUs and the target number of the PSUs. The fair value of the RSUs is based on the closing price of the Company’s common stock on the grant date of March 7, 2024. The fair value of the PSUs is based on $35.72 per share for the Relative TSR performance metric, a market condition, and $25.31 per share, the closing price of our common stock on the grant date, for the other two performance metrics, Adjusted EBITDA and ROATE.

(6)	The amounts represent RSUs, which 100% vest on the second anniversary of the grant date.
(7)	Messrs. Sjolund and James compensation was converted to U.S. dollars from British pounds using a December 31, 2024 conversion rate of £1.00 = $1.2511.

36 PRA Group | 2025 Proxy Statement

Executive Compensation Tables

Outstanding Equity Awards at Fiscal-Year End

The following table provides information on our NEOs’ outstanding unvested equity awards as of December 31, 2024. No options were outstanding as of December 31, 2024.

Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)(2)(3)
Vikram A. Atal	4/15/2023		25,853	540,069	—	—
	3/7/2024		94,824	1,980,873	94,824	1,980,873
Rakesh Sehgal	5/15/2022		7,863	164,258	—	—
	3/7/2023		2,010	41,989	3,014	62,962
	9/15/2023		5,472	114,310	—	—
	3/7/2024		15,804	330,146	15,804	330,146
	3/7/2024	(4)	3,951	82,536	—	—
Martin Sjolund	3/7/2022		3,341	69,793	10,022	209,360
	3/7/2023		7,234	151,118	10,851	226,677
	3/7/2024		24,693	515,837	24,694	515,858
	3/7/2024	(4)	3,951	82,536	—	—
LaTisha O. Tarrant	3/7/2022		557	11,636	1,670	34,886
	11/15/2022		539	11,260	—	—
	3/7/2023		2,412	50,387	3,617	75,559
	8/15/2023		14,819	309,569	—	—
	3/7/2024		19,755	412,682	19,755	412,682
	3/7/2024	(4)	3,951	82,536	—	—
R. Owen James	3/7/2022		743	15,521	2,227	46,522
	3/7/2023		1,809	37,790	2,712	56,654
	8/15/2023		7,845	163,882	—	—
	3/7/2024		15,804	330,146	15,804	330,146
	3/7/2024	(4)	3,951	82,536	—	—

(1)	The RSUs granted vest ratably over a three-year period, beginning on the first anniversary of the award date subject to the terms of the respective RSU agreement.
(2)	The amounts represent the fair market value of the awards, calculated using $20.89, the closing price of the Company’s common stock on December 31, 2024.
(3)

The performance component of the LTIP awards will not vest or be awarded if we do not achieve the minimum threshold performance targets pursuant to the terms of the respective PSU agreement, as described more fully on page 27. If such targets are met, the number of shares to be received by each NEO will be determined based on actual performance (for each year). The PSU award performance period is three years, beginning on January 1 of the year of the grant and ending in three years on December 31.

(4)	The RSUs granted vest two years from the grant date, subject to the terms of the respective RSU agreement.

2025 Proxy Statement | PRA Group 37

Executive Compensation Tables

Stock Vested

The following table provides information concerning the shares acquired on vesting of RSUs and PSUs during 2024 on an aggregated basis for each of our NEOs, and includes the value realized upon vesting. During 2024, we had no stock options outstanding and awarded no stock options.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Vikram A. Atal	12,926	315,265
Rakesh Sehgal	3,740	84,078
Martin Sjolund	15,715	388,003
LaTisha O. Tarrant	11,170	255,602
R. Owen James	7,902	184,864

(1)  The amounts represent the aggregate dollar amount realized upon vesting, computed by multiplying the number of shares of stock by the closing market price of our common stock on the day prior to the vesting date.

(2)  On February 12, 2025, the Compensation Committee determined the final payment of PSUs earned under the 2022 LTIP for the three-year period ended December 31, 2024, based on the Company’s financial results and, as a result, this table does not reflect the number of shares acquired or value realized on vesting.

The following table provides detailed vesting information of the value realized upon vesting of stock awards:

Name	Award Type	Vesting Date	Number of Shares (#)(1)	Closing Market ($)(2)	Value Realized on Vesting ($)
Vikram A. Atal	RSU	4/15/2024	12,926	24.39	315,265
Rakesh Sehgal	RSU	3/7/2024	1,004	24.69	24,789
	RSU	9/15/2024	2,736	21.67	59,289
Martin Sjolund	PSU	3/7/2024	5,420	24.69	133,820
	RSU	3/7/2024	10,295	24.69	254,184
LaTisha O. Tarrant	PSU	3/7/2024	903	24.69	22,295
	RSU	3/7/2024	2,318	24.69	57,231
	RSU	8/15/2024	7,409	22.08	163,591
	RSU	11/15/2024	540	23.12	12,485
R. Owen James	PSU	3/7/2024	1,444	24.69	35,652
	RSU	3/7/2024	2,536	24.69	62,614
	RSU	8/15/2024	3,922	22.08	86,598

(1)  On February 12, 2025, the Compensation Committee determined the final payment of PSUs earned under the 2022 LTIP for the three-year period ended December 31, 2024, based on the applicable criteria for the award and, as a result, this table does not reflect the number of shares acquired or value realized on vesting.

(2)  The closing market price of our common stock used to calculate value of shares at vesting is the trading day prior to the vesting date.

38 PRA Group | 2025 Proxy Statement

Executive Compensation Tables

Post-Employment Compensation Arrangements

Employment Agreements

Mr. Atal has an employment agreement that provides for the payment of salary, bonus and specified severance benefits upon termination of employment under some or all of the following circumstances:

•	death;

•	disability;

•	termination for reasons other than cause;

•	constructive termination; and

•	change in control “double trigger” termination.

Depending on the circumstances of the termination, these severance benefits may include cash payments equal to a specified multiple of salary and bonus and subsidized Consolidated Omnibus Budget Reconciliation Act (“COBRA”) benefits for 18 months.

Each of Messrs. Sjolund and James has an employment agreement that provides for the payment of salary, bonus and specified severance benefits upon termination of employment for any reason for 6 and 12 months respectively, unless Messrs. Sjolund and James are in breach of any provisions in their respective employment agreements, guilty of misconduct or fraud against the Company or convicted of any criminal offense, excluding traffic offenses.

In the case of a termination for cause, no severance payments will be made to our executive officers. Severance payments are conditioned on the executive officer’s execution of a full release of all claims against the Company. While their employment agreements provide these NEOs with certain benefits upon their involuntary termination (not for cause), the agreements also provide protections for the Company in the form of non-competition, non-solicitation and confidentiality restrictive covenants. The employment agreements do not provide for any type of excise tax reimbursement or gross-up.

Executive Severance Plan

Our Executive Severance Plan provides severance pay to Mr. Sehgal and Ms. Tarrant if their employment is involuntarily terminated by the Company without “cause” or if their employment is voluntarily terminated by the executive for “good reason” within one year following a change of control (each as defined in the PRA Group, Inc. Executive Severance Plan). Upon a qualifying termination, a covered participant will receive (i) a severance payment equal to one times the sum of the covered participant’s base salary (increased to one and a half times such base salary in the event of a change in control event), (ii) one times the covered participant’s annual cash bonus (increased to one and a half times such annual bonus in the event of a change in control event) and (iii) and a cash amount equal to 12 months of continued COBRA premiums (increased to 18 months in the event of a change in control event). These benefits are subject to the covered participant’s timely execution and non-revocation of a waiver and release of claims. The Executive Severance Plan does not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control. In the case of a termination for cause, no severance payments will be made.

Equity Award Agreements

Each NEO’s equity award agreement provides that upon reaching age 55 and 10 years of service they may receive a pro rata number of shares based on (i) the number of months the NEO was employed by the Company since the grant date on a proportional basis over the remaining vesting date(s) of the RSU award and (ii) the number of full months during the performance period the NEO was employed by the Company during the performance period and the extent to which the performance categories described in the PSU award agreement are met.

2025 Proxy Statement | PRA Group 39

Executive Compensation Tables

Potential Payments Upon a Termination or Change in Control

The amounts in the following table were calculated based upon employment agreements in effect and participation in the Executive Severance Plan as of December 31, 2024. Amounts reflect an assumed termination date of December 31, 2024, and use the full year target non-equity incentive plan awards.

Name	Type of Payment or Benefit	Involuntary Termination without Cause/Constructive Termination, not during a Change in Control Protection Period ($)(1)	Involuntary Termination without Cause/Constructive Termination during a Change in Control Protection Period ($)(2)(3)	Disability ($)	Death ($)

Vikram A. Atal	Severance Payment – Base Salary	1,425,000	1,900,000	—	—
	Severance Payment – Non-Equity Incentive Award	1,781,250	2,375,000	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	4,501,816	4,501,816	4,501,816
	Benefits	24,902	24,902	—	—
	Total	3,231,152	8,801,718	4,501,816	4,501,816

Rakesh Sehgal	Severance Payment – Base Salary	500,000	750,000	—	—
	Severance Payment – Non-Equity Incentive Award	500,000	750,000	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	1,126,347	1,126,347	1,126,347
	Benefits	31,280	46,921	—	—
	Total	1,031,280	2,673,268	1,126,347	1,126,347

Martin Sjolund(5)	Severance Payment – Base Salary	240,608	240,608	—	—
	Severance Payment – Non-Equity Incentive Award	—	—	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	1,771,180	1,771,180	1,771,180
	Benefits	—	—	—	—
	Total	240,608	2,011,788	1,771,180	1,771,180

LaTisha O. Tarrant	Severance Payment – Base Salary	500,000	750,000	—	—
	Severance Payment – Non-Equity Incentive Award	500,000	750,000	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	1,401,197	1,401,197	1,401,197
	Benefits	7,095	10,642	—	—
	Total	1,007,095	2,911,839	1,401,197	1,401,197

R. Owen James(5)	Severance Payment – Base Salary	367,521	367,521	—	—
	Severance Payment – Non-Equity Incentive Award	—	—	—	—
	Pro-Rata Bonus	—	—	—	—
	Equity(4)	—	1,063,197	1,063,197	1,063,197
	Benefits	—	—	—	—
	Total	367,521	1,430,718	1,063,197	1,063,197

(1)

For Mr. Atal, termination without “Cause” or “Constructive Termination,” each as defined in his employment agreement, provides severance payments in the amount of one and one-half times his salary, one and one-half times his annual non-equity incentive award and subsidized COBRA reimbursements for 18 months. For Mr. Sehgal and Ms. Tarrant, termination without “Cause” or “Constructive Termination,” each as defined in our Executive Severance Plan, provides severance payments in the amount of one times their respective salaries, one times their respective annual non-equity incentive awards and subsidized COBRA reimbursements for 12 months.

(2)

Mr. Atal receives severance in the amount of two times his salary, two times the annual non-equity incentive award and subsidized COBRA reimbursements for 18 months for termination without “Cause” or “Constructive Termination” during a change in control, as defined in his employment agreement. Mr. Sehgal and Ms. Tarrant receive severance in the amount of one and one-half times their respective salaries, one and one-half times their annual non-equity incentive awards and subsidized COBRA reimbursements for 18 months for termination without “Cause” or “Constructive Termination” during a change in control, as defined in our Executive Severance Plan.

(3)

Messrs. Atal, Sjolund and James receive severance payments, as set forth in their employment agreements, and all NEOs receive vesting of equity grants accelerated in the case of a change in control and an involuntary termination without “Cause” or “Constructive Termination” (as defined in the Executive Severance Plan or the respective Employment Agreement) within the periods that are six months before and 24 months after the change in control.

(4)

Equity values represent the immediate vesting of all unvested equity grants as of December 31, 2024 upon involuntary termination without “Cause” or “Constructive Termination” (as defined in the Executive Severance Plan or the respective Employment Agreement) in connection with a change in control, death and disability and are based on $20.89, the closing price of the Company’s common stock on December 31, 2024.

(5)	Messrs. Sjolund and James compensation was converted to U.S. dollars from British pounds using a December 31, 2024 conversion rate of £1.00 = $1.2511.

40 PRA Group | 2025 Proxy Statement

Executive Compensation Tables

CEO Pay Ratio

For 2024, our last completed fiscal year:

•	the annual total compensation of our median employee was $54,966;

•	the annualized total compensation of our CEO was $7,517,830; and

•	the ratio of the annual total compensation of our CEO to our median employee was 137 to 1.

In accordance with SEC rules, we selected a median employee for 2024 who was the same median employee that was selected for 2023. We believe there has been no change in our employee compensation arrangements or employee population that would result in a significant change to our pay ratio disclosure for 2024, therefore we did not re-identify a new median employee for 2024.

Based on our payroll and employment records for 2023, we identified the median employee from an employee population of 3,220 individuals on September 30, 2023. Our employee population included all employees as of September 30, 2023. We included the following pay elements in the total compensation for each employee:

•	salary received;

•	overtime pay received; and

•	incentive compensation payments received.

We identified our median employee for 2023 by, (1) calculating the total compensation using the pay elements described above for each of our employees and (2) ranking the total compensation of all employees (other than our CEO) from lowest to highest.

We calculated the annual total compensation for our 2024 median employee using the same methodology used to calculate our CEO’s annual total compensation for 2024 as reported in the Summary Compensation Table in this Proxy Statement.

2025 Proxy Statement | PRA Group 41

Executive Compensation Tables

Pay Versus Performance
Set forth below is information about the relationship between “
compensation
actually paid” to our NEOs and certain financial performance measures. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with our performance, refer to the CD&A beginning on page 21 of this Proxy Statement.
Pay Versus Performance Table

Year (1)	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO		Average Summary Compensation Table Total for non-PEO NEOs ($) (2)	Average Compensation Actually Paid to non-PEO NEOs ($) (3)(4)	Value of Initial Fixed $100 Investment based on (5) :		GAAP Net Income ($M)	Adjusted EBITDA ($M) (7)(8)
	PEO Mr. Atal ($) (2)	PEO Mr. Stevenson ($) (2)	PEO Mr. Atal ($) (3)	PEO Mr. Stevenson ($) (3)(4)			TSR ($)	Peer Group TSR ($) (6)
2024	7,517,830	—	6,024,583	—	2,184,264	1,725,178	58	142	71	1,138
2023	3,062,549	6,628,660	2,578,587	1,888,877	1,602,094	764,609	72	113	(83)	1,007
2022	—	4,984,627	—	462,885	2,050,507	648,867	93	100	117	1,107
2021	—	5,636,586	—	8,853,857	2,282,627	3,251,463	138	132	183	1,378
2020	—	5,536,378	—	6,570,289	2,085,675	2,390,802	109	104	149	1,337

(1)	The following table lists the principal executive officer (“PEO”) and non-PEO NEOs for each of the fiscal years 2024, 2023, 2022, 2021 and 2020 .

Year	PEO	Non-PEO NEOs
2024	Vikram A. Atal	Rakesh Sehgal, Martin Sjolund, LaTisha O. Tarrant and R. Owen James
2023	Vikram A. Atal, Kevin P. Stevenson	Rakesh Sehgal, Martin Sjolund, LaTisha O. Tarrant, R. Owen James, Peter M. Graham and Laura B. White
2021-2022	Kevin P. Stevenson	Peter M. Graham, Steven C. Roberts, Christopher B. Graves and Laura B. White
2020	Kevin P. Stevenson	Peter M. Graham, Steven C. Roberts, Christopher B. Graves and Martin Sjolund

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary
Compensation
Table for the applicable year for
Messrs
. Atal and Stevenson and (ii) the average of the total compensation reported in the Summary Compensation Table for non-PEO
NEOs for each applicable year.

(3)
To calculate compensation actually paid in accordance with SEC rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments made in 2024 for Mr. Atal and for the average of the non-PEO
NEO is set forth following the footnotes to this table.

(4)	Compensation actually paid differs from that reported for 2022 due to a minor correction in a formulaic equation performed in 2023.
(5)
Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historical stock price performance is not necessarily indicative of future stock price performance.

(6)	Index TSR reflects the Nasdaq Financial 100.
(7)
As noted in the CD&A, the Compensation Committee considered various key financial metrics when it determined Annual Bonus Plan payouts. The Compensation Committee selected Adjusted EBITDA as the Company Selected Measure. It is an important supplemental measure of operations and financial performance, as it excludes certain items whose fluctuations from period to period do not necessarily correspond to changes in the operations of our business.

(8)	Adjusted EBITDA is a non-GAAP financial measure that is calculated by starting with our GAAP financial measure, Net income/(loss) attributable to PRA Group, Inc. and is adjusted for:
•	income tax expense (or less income tax benefit);
•	foreign exchange loss (or less foreign exchange gain);
•	interest expense, net (or less interest income, net);
•	other expense (or less other income);
•	depreciation and amortization;
•	impairment of real estate;
•	net income/(loss) attributable to noncontrolling interests; and
•	recoveries collected and applied to finance receivables, net less changes in expected recoveries.

42 PRA Group | 2025 Proxy Statement

Executive Compensation Tables

	2024
	PEO	Average for non-PEO NEOs

Summary Compensation Table Total (1)	7,517,830	2,184,264
Adjustments (2)
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table	(5,129,030)	(1,128,473)
Year-end fair value of equity awards granted in the applicable year	3,814,167	847,355
Year-over-year change in fair value of equity awards granted in prior years that are unvested at year end	(137,280)	(158,784)
Year-over-year change in fair value of equity awards granted in prior years that vested in the year	(41,104)	(19,183)

COMPENSATION ACTUALLY PAID	6,024,583	1,725,178

(1)
For our PEO, Mr. Atal, this amount represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the non-PEO
NEOs, the amounts shown represent averages.

(2)
We do not provide any defined benefit or actuarial pension plans to any employee, including our NEOs. Thus, no pension valuation adjustments were necessary. In addition, for purposes of the equity award adjustments shown above, no equity awards were cancelled due to failure to meet vesting conditions, no equity awards were granted and vested in the same year, and there are no dividends or interest accrued to report.

Relationship Between Pay and Performance
We strive to achieve our executive
compensation
philosophy
and
objectives
by establishing an executive compensation program that links compensation to the achievement of financial and strategic objectives and is designed to align the interests of our executive officers with those of our stockholders and to drive long-term stockholder value. The Compensation Committee believes that “Compensation Actually Paid” or “CAP” in each of the years reported above and over the five-year cumulative period is reflective of the
Compensation
Committee’s emphasis on our
“pay-for-performance”
philosophy. The charts below show how PEO and Average
non-PEO
NEO Compensation Actually Paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against established performance goals under our incentive
plans. Adjusted EBITDA, our Company Selected Measure, as well as the other important financial performance measures (see tables below) were strong in 2020 and 2021 when consumer liquidity was at unusually high levels, which led to higher Compensation Actually Paid in those years. Consumer liquidity and portfolio inventory levels decreased in the following years, resulting in lower financial performance results and lower Compensation Actually Paid.

2025 Proxy Statement | PRA Group 43

Executive Compensation Tables

Compensation Actually Paid v. Total Shareholder Return

Compensation Actually Paid v. GAAP Net Income ($M)

44 PRA Group | 2025 Proxy Statement

Executive Compensation Tables

CEO Compensation Actually Paid v. Adjusted EBITDA ($M)

Most Important Performance Measures
The following performance measures, in our assessment, represent the most important performance measures used by the Company to determine Compensation Actually Paid to our NEOs for 2024. These measures were selected by the Compensation Committee for the Annual Bonus Plan and LTIP to motivate and incentivize our executive officers by linking their compensation to the achievement of financial metrics and strategic objectives. See the section titled “Annual Bonus Plan” and “Long-Term Incentive Plan Awards” in this Proxy Statement for a further description of the metrics used in the Company’s executive compensation program.

Most Important Performance Measures
Net Income
Adjusted EBITDA
Securities Authorized for Issuance Under Equity Compensation
Plan
The table below reflects the number of shares as of December 31, 2024, subject to outstanding awards and the amount
available for future issuance under our 2022 Equity Plan. All stock awards, including LTIP shares, are in the form of grants of
RSUs
and PSUs. One RSU or PSU, as applicable, converts into one share of Company stock upon vesting.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (#)
Equity compensation plans approved by stockholders	1,370,963	—	2,890,792
Equity compensation plans not approved by stockholders	—	—	—
Total	1,370,963	—	2,890,792

2025 Proxy Statement | PRA Group 45

Security Ownership

Security Ownership of Certain Beneficial Owners and Management

Except as otherwise noted, the following table sets forth the number of shares of our common stock beneficially owned as the close of business on April 21, 2025, by: (i) each of our directors and director nominees; (ii) each of our NEOs; (iii) all of our current directors, NEOs and other executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than 5% of our common stock.

Each individual owns directly such shares of common stock and has sole investment and sole voting power unless otherwise noted. The table includes shares of common stock underlying RSUs that will vest within 60 days of April 21, 2025.

Name	Number of Shares Beneficially Owned		Percent of Class
Vikram A. Atal	99,396	(1)	*
Adrian M. Butler	3,373		*
Marjorie M. Connelly	43,876		*
Steven D. Fredrickson	147,525		*
Jayne Anne-Gadhia	7,609		*
R. Owen James	20,211		*
Glenn P. Marino	9,435		*
Geir L. Olsen	38,215	(2)	*
Brett L. Paschke	25,056		*
Rakesh Sehgal	21,873		*
Martin Sjolund	60,142		*
Scott M. Tabakin	87,258		*
LaTisha O. Tarrant	23,654		*

Peggy P. Turner	22,208		*
Lance L. Weaver	41,680	(3)	*
All directors and executive officers as of April 21, 2025 as a group (15 persons)	651,511		2%
BlackRock, Inc. 55 East 52nd Street New York, NY 1005	6,538,318	(4)	16.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,292,097	(5)	10.9%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	3,662,290	(6)	9.3%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	2,030,952	(7)	5.1%

* Represents less than 1% of our outstanding common stock.

(1)  Includes 40,000 shares held by trust and are considered beneficially owned by Mr. Atal.

(2)  Includes 25,703 shares held indirectly by Mr. Olsen through Andenes Investments SL.

(3)  Includes 33,864 shares held by trust and are considered beneficially owned by Mr. Weaver.

(4)  Based solely on information disclosed in a Schedule 13G/A filed with the SEC on January 22, 2024, BlackRock, Inc. is the beneficial owner of 6,538,318 shares of our common stock with sole power to vote or direct the vote of 6,390,805 shares and sole power to dispose or to direct the disposition of these 6,538,318 shares.

(5)  Based solely on information disclosed in a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group is the beneficial owner of 4,292,097 shares of our common stock with shared power to vote or direct the vote of 25,533 shares, sole power to dispose or to direct the disposition of 4,224,469 shares and shared power to dispose or direct the disposition of 67,628 shares.

46 PRA Group | 2025 Proxy Statement

Security Ownership

(6)  Based solely on information disclosed in a Schedule 13G/A filed with the SEC on February 8, 2024, by Wellington Management Group LLP (“WMG”), Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP (“WMC”). WGH, WIAH and WMC and certain investment advisers are subsidiaries of WMG. Each of WMG, WGH and WIAH is the beneficial owner of 3,662,290 shares of our common stock with shared power to vote or direct the vote of 2,237,339 shares of our common stock and shared power to dispose or direct the disposition of 3,662,290 shares. WMC is the beneficial owner of 3,227,525 shares of our common stock ([8.22]%) with shared power to vote or direct the vote of 2,101,276 shares and shared power to dispose or direct the disposition of 3,227,525 shares.

(7)  Based solely on information disclosed in a Schedule 13G filed with the SEC on April 15, 2025, Dimensional Fund Advisors LP is the beneficial owner of 2,030,952 shares of our common stock with sole power to vote or direct the vote of 1,965,306 shares and sole power to dispose or to direct the disposition of these 2,030,952 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors as well as persons who beneficially own ten percent (10%) or more of the Company’s common stock to file initial reports of ownership and changes in ownership of such common stock with the SEC and Nasdaq. As a practical matter, the Company typically assists its directors and NEOs with these transactions by completing and filing Section 16 reports on their behalf. The Company also reviews executive officers and directors’ questionnaires and written representations. Based on a review of the Section 16 reports filed by the Company on behalf of its directors and executive officers or furnished to the Company by beneficial owners of 10% or more of its common stock (if applicable) and a review of written representations from certain reporting persons, the Company believes that all such filing requirements of its directors and executive officers were complied with during 2024 except one Form 4 filing on September 26, 2024 for Rakesh Sehgal with respect to one transaction to withhold shares to cover estimated taxes related to the vesting of restricted stock units.

2025 Proxy Statement | PRA Group 47

Voting Instructions and Other Information

Shares of our common stock may be held directly in your own name (in which case you are considered the “record holder”) or may be held beneficially through a broker, bank or other nominee in street name (in which case you are considered the “beneficial owner”). Summarized below are some distinctions between shares held of record and those owned beneficially.

Record Holder – If your shares are registered directly in your name with Continental Stock Transfer & Trust, our transfer agent, you are considered the stockholder of record, or record holder, with respect to those shares, and we are providing the Notice of Internet Availability of Proxy Materials directly to you. As the record holder, you have the right to vote during the Annual Meeting or to grant your voting proxy to the persons designated by us or a person you select.

Beneficial Owner – If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and you have been provided the Notice of Internet Availability of Proxy Materials or voting instruction card by your broker, bank or other nominee who is considered the record holder with respect to the shares. As the beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual Meeting. Your broker, bank or other nominee is obligated to provide you with the Notice of Internet Availability of Proxy Materials or a voting instruction card for you to use. However, since you are not the record holder, you may not vote these shares during the Annual Meeting unless you provide a legal proxy, executed in your favor, from the record holder during registration for the Annual Meeting.

Internet Availability of Proxy Materials and Annual Report

We are making available our proxy materials and our 2024 Form 10-K on the internet. Instructions on how to access and review these materials on the internet can be found on your Notice of Internet Availability of Proxy Materials, proxy card and voting instruction card. Stockholders may also view our proxy materials and our 2024 Form 10-K on our website at www.pragroup.com. In addition, stockholders may request that our proxy materials be sent in printed form by mail or electronically by email on an ongoing basis, by following the instructions on the Notice of Internet Availability of Proxy Materials.

How to Vote

For instructions on voting your shares during the Annual Meeting, see “Instructions for Attending and Participating in the Virtual Annual Meeting” on page 2 of this Proxy Statement.

If you are a record holder, we encourage you to vote before the Annual Meeting using one of the convenient options described below:

Internet

You may vote through the internet by going to https://web.viewproxy.com/PRAGroup/2025 and following the instructions. You will need to have your Notice of Internet Availability of Proxy Materials or proxy card (if you requested and received a printed copy of the proxy card) available when voting through the internet. If you want to vote through the internet, you must do so by 11:59 p.m. Eastern Time on June 16, 2025. If you vote through the internet, you do not need to return a proxy card.

Phone

You may vote by calling (866) 804-9616. You will need to have your Notice of Internet Availability of Proxy Materials or proxy card (if you requested and received a printed copy of the proxy card) available when voting by telephone. If you want to vote by telephone, you must do so by 11:59 p.m. Eastern Time on June 16, 2025. If you vote by telephone, you do not need to return a proxy card.

Mail

If you requested and received a printed copy of the proxy card, you may vote by mail by signing and dating your proxy card and mailing it in the postage-prepaid envelope provided in response to request for printed copies of the proxy materials. If you want to vote by proxy card, it must be received by 11:59 p.m. Eastern Time on June 16, 2025.

If you are a beneficial owner, we encourage you to vote before the Annual Meeting by following the instructions provided to you by your broker, bank or other nominee.

Revoking Your Proxy

If you are a record holder, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by subsequently providing internet or telephone voting instructions, by providing a later dated proxy card (if you requested and received a paper copy of the proxy card) or by voting during the webcast of the Annual Meeting by following the instructions available on the Annual Meeting website. If you are a record holder and require assistance in changing or revoking your proxy, please contact the Corporate Secretary at 120 Corporate Boulevard, Norfolk, Virginia 23502 or by email at corporatesecretary@pragroup.com.

48 PRA Group | 2025 Proxy Statement

Voting Instructions and Other Information

If you are a beneficial owner, you must have a legal proxy from your bank, broker or other nominee to vote during the Annual Meeting and should refer to the instructions provided by your broker, bank or other nominee on how to revoke your voting instructions. If you are a beneficial owner and require assistance in changing or revoking your voting instruction form, contact the institution that holds your shares.

Inspector of Elections

Alliance Advisors, LLC (“Alliance”) has been appointed by our Board to act as the inspector of election for the Annual Meeting. The inspector of election will tabulate the votes cast by proxy or during the webcast of the Annual Meeting and will determine whether a quorum is present. If a quorum is not present, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.

Cost of Proxy Solicitation

We will bear the entire cost of proxy solicitation and have engaged Alliance to assist in the solicitation of proxies. Alliance will receive a fee of approximately $27,230 plus reasonable out-of-pocket expenses for these services. We will also reimburse banks, brokers or other custodians, nominees and fiduciaries for their expenses in forwarding the proxy materials to beneficial owners and seeking voting instructions. In addition, proxies may be solicited by our directors, officers and other employees who will not receive any additional compensation for such solicitation.

Broker Non-Votes

Brokers, banks or other nominees holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting such customers’ shares on non-routine matters in the absence of specific instructions from such customers. If you do not provide your voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Therefore, if your shares are held in street name, it is critical that you provide specific instructions to your broker, bank or other nominee if you want your vote to count.

The ratification of the appointment of EY as the Company’s independent registered public accounting firm (Proposal 2) is considered a routine matter. Therefore, the entity that holds your shares may vote on this matter without instructions from you. On the other hand, all other matters (the election of directors (Proposal 1) and the approval on a non-binding advisory basis of the compensation of the Company’s NEOs (Proposal 3) are considered non-routine matters. As a result, if you do not provide specific instructions, the entity that holds your shares will not have the authority to vote those shares.

If you received more than one Notice of Internet Availability of Proxy Materials, you may hold shares in more than one account. To ensure all of your shares are voted, you must vote once for each account in which you hold shares by following the instructions on each Notice of Internet Availability of Proxy Materials or voting instruction card you receive.

Stockholder Proposals

To be considered for inclusion in the Company’s proxy materials for the 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, stockholders must submit their proposals so that they are received by our Corporate Secretary at PRA Group, Inc., 120 Corporate Boulevard, Norfolk, Virginia 23502, no later than the close of business on December 24, 2025.

Our By-Laws and Certificate of Incorporation include advance notice provisions for director nominations and stockholder proposals to be considered at a stockholder meeting but are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 of the Exchange Act. These advance notice provisions require any stockholder of record entitled to vote at an annual meeting of stockholders who intends to make a nomination for director or make any other proposal to notify the Corporate Secretary in writing not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to our advance notice provisions must be received no earlier than February 17, 2026 and no later than March 19, 2026. The notice must meet other requirements contained in our By-Laws and Certificate of Incorporation, copies of which are available on the Investor Relations page on the Company’s website at www.pragroup.com. Copies of such documents can also be obtained, at no cost, from the Corporate Secretary at the address set forth herein, or from the SEC.

2025 Proxy Statement | PRA Group 49

Voting Instructions and Other Information

Other Information

You may request printed copies of this Proxy Statement and our 2024 Form 10-K by contacting our Investor Relations department at the following address:

PRA Group, Inc.

Attn: Investor Relations

120 Corporate Boulevard

Norfolk, VA 23502

This Proxy Statement, our 2024 Form 10-K and other filings made by the Company with the SEC may also be obtained from the SEC’s EDGAR database at www.sec.gov. Additionally, our Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, Code of Conduct, written charters for each of our Board’s standing Committees, Human Rights Statement, Political Contribution Statement, Environmental and Sustainability Statement and ESG information can be found on the Investor Relations page of our website at www.pragroup.com.

Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our By-Laws must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors.

Other Matters to be Presented

We are not aware of any matters to be presented at the meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

50 PRA Group | 2025 Proxy Statement

PRA GROUP, INC. HAVE YOUR PROXY CARD READY AND PLEASE USE ONE OF THE EASY VOTING METHODS BELOW Internet: https://web.viewproxy.com/PRAGroup/2025 Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1 (866) 804-9616 Use any touch tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the Prepaid Envelope provided Virtual: You must register to attend the meeting online at: https://web.viewproxy.com/PRAGroup/2025 Scan QR Code for Digital Voting Annual Meeting of Stockholders For Stockholders of record as of April 21, 2025. Tuesday, June 17, 2025 2:00 PM Eastern Time. Annual Meeting will be held virtually via live webcast. Please visit https://web.viewproxy.com/PRAGroup/2025 CONTROL NUMBER FOLD HERE PROXY ANNUAL MEETING OF STOCKHOLDERS PRA GROUP, INC. June 17, 2025 This Proxy is solicited by the Board of Directors of PRA GROUP, INC. which recommends that you vote “FOR” Proposals 1, 2 and 3. This proxy is solicited by the Board of Directors of PRA Group, Inc. for use at the Annual Meeting of Stockholders being held at 2:00 p.m. Eastern Time on June 17, 2025 (the “Annual Meeting”). By signing this proxy, you hereby revoke all prior proxies and appoint LaTisha O. Tarrant and Christina Branch, each of them, separately, true and lawful attorneys, with the powers you would possess if personally present, and with full power of substitution, and you hereby authorize each of them to represent and to vote all shares that you are entitled to vote at the Annual Meeting to be held virtually at 2:00 p.m. Eastern Time on June 17, 2025 and at any adjournment or postponement thereof, on the proposals on the reverse side. Receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged. You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using any of the means described on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director listed in Proposal 1 and “FOR” Proposals 2 and 3 at the Annual Meeting and any adjournment or postponement thereof.

Proposals PLEASE MARK YOUR VOTE AS THIS EXAMPLE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND “FOR” PROPOSALS 2 AND 3. Proposal 1: Election of Directors FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEE’S NAMES BELOW: NOMINEES: NOMINEES: (01) Adrian M. Butler (06) Brett L. Paschke (02) Marjorie M. Connelly (07) Scott M. Tabakin (03) Steven D. Fredrickson (08) Peggy P. Turner (04) Dame Jayne-Anne Gadhia (09) Lance L. Weaver (05) Geir L. Olsen Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025. FOR AGAINST ABSTAIN Proposal 3: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN Proposal 4: Transact such other business as may properly come before the meeting or any adjournments or postponements thereof. Signatures 2025 Date Signature(s) of Stockholders Title (if applicable) Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. I PLAN TO ATTEND THE ANNUAL MEETING Address change/Comments: If you noted any Address Changes and/ or Comments, please mark box. CONTROL NUMBER FOLD HERE